UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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NORDSON CORPORATION
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NORDSON CORPORATION

2025 ANNUAL MEETING & PROXY STATEMENT

Nordson

Nordson Corporation

28601 Clemens Road

Westlake, Ohio 44145

January 17, 2025

Dear Shareholder:

On behalf of the Board of Directors of Nordson Corporation (the “Board of Directors”), it is my pleasure to invite you to attend our virtual annual meeting of shareholders (the “Annual Meeting”), which will be conducted in an audio-only format on Tuesday, March 4, 2025, at 9:00 a.m. Eastern Time. You will be able to attend the Annual Meeting online by registering at www.proxydocs.com/NDSN, where you will be able to vote your shares electronically, and submit your questions during the Annual Meeting. As the Annual Meeting is being held in a virtual format only, you will not be able to attend the Annual Meeting in person.

The accompanying Notice of Annual Meeting and Proxy Statement describe the proposals that will be discussed and voted upon during the Annual Meeting. It is important that you vote your shares whether or not you plan to virtually attend the Annual Meeting. You have a choice of voting through the internet, by telephone, or by returning the proxy/voting instruction card by mail. You may also vote electronically during the Annual Meeting. Please refer to the instructions in the proxy materials.

On behalf of management and the Board of Directors, I want to thank you for your continued support and confidence in 2025.

Sincerely, VICTOR L. RICHEY, JR. Chair of the Board of Directors

NORDSON CORPORATION

Website References

Throughout this proxy statement, we identify certain materials that are available in full on our website. The information contained on, or available through Nordson’s internet website is not and shall not be deemed to be, incorporated by reference in this proxy statement.

Forward-looking Statements

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Forward looking statements may be identified by the use of words such as “believe,” “expect,” “plans,” “intends,” “may,” “strategy,” “target,” “goals,” “anticipate,” and other similar words, and include, without limitation, our expectations about our future financial performance, earnings and dividend growth. These statements are subject to certain risks, uncertainties, and other factors, which could cause actual results to differ materially from those anticipated. Such risks include those contained in Nordson’s Annual Report on Form 10-K for the year ended October 31, 2024 and other documents Nordson files with the Securities and Exchange Commission. These risks are not comprehensive and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Any forward-looking statements made by Nordson speak only as of the date on which they are made. Nordson is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Nordson Corporation

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held Tuesday, March 4, 2025

Date and Time:	Tuesday, March 4, 2025 9:00 a.m. Eastern Time

Place:	Virtually, Via Audio-Only To attend the Annual Meeting you must register at www.proxydocs.com/NDSN

Proposals:

1.   To elect four director nominees to our Board of Directors;

2.   To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025;

3.   To approve, on an advisory basis, the compensation of our named executive officers; and

4.   To transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:	Close of business on January 3, 2025

We have provided access to our proxy materials over the internet at www.proxydocs.com/NDSN by mailing our shareholders a Notice of Internet Availability of Proxy Materials or, upon your request, by mailing this Proxy Statement and the enclosed proxy/voting instruction card on or about January 17, 2025. The Notice of Internet Availability of Proxy Materials provides information on how shareholders can obtain paper copies of our proxy materials, if they so choose.

Our Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended October 31, 2024, are also available at: https://investors.nordson.com/financials/default.aspx#annual-reports. The Board of Directors has determined that shareholders of record at the close of business on January 3, 2025 are entitled to notice of, and to vote during, the Annual Meeting.

By Order of the Board of Directors,

Jennifer L. McDonough

Executive Vice President, General Counsel

and Secretary

January 17, 2025

Westlake, Ohio

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on March 4, 2025:

The proxy materials, including this Proxy Statement, and the Annual Report for the fiscal year ended

October 31, 2024, are available at:

www.proxydocs.com/NDSN

Nordson Corporation – 2025 Proxy Statement  |  1

PROXY STATEMENT SUMMARY

This summary highlights select information about Nordson’s 2025 Annual Meeting of Shareholders and our corporate governance and executive compensation practices. These charts do not contain all of the information provided elsewhere in this Proxy Statement; therefore you should read the entire proxy statement carefully before voting.

We first released this proxy statement and the accompanying proxy materials to shareholders on or about January 17, 2025.

ANNUAL MEETING INFORMATION

DATE & TIME	LOCATION	RECORD DATE

Tuesday, March 4, 2025 9:00 a.m. Eastern Time	Virtually, via the internet. Please visit: www.proxydocs.com/NDSN to register	January 3, 2025

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSALS	REQUIRED VOTE	BOARD RECOMMENDATION	PAGE

Proposal 1 Election of four directors to our Board of Directors	Each nominee must receive a plurality of the votes cast.	FOR each nominee	8

Proposal 2 Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025	This non-binding proposal will be considered approved if more votes are cast in favor than against.	FOR	33

Proposal 3 Approve, on an advisory basis, the compensation of our named executive officers	This non-binding proposal will be considered approved if more votes are cast in favor than against.	FOR	38

HOW TO VOTE

VIA THE INTERNET	BY TELEPHONE	BY MAIL	AT THE MEETING

www.proxypush.com/NDSN	Call 1-866-868-2638 in the U.S. or Canada	Follow the instructions on the proxy / voting instruction card	Attend our Annual Meeting and vote electronically

Abstentions as to any matter are counted in determining the presence of a quorum at the Annual Meeting. Abstentions are not included in the vote count for election of directors. However, abstentions will affect the outcome of the votes on Proposals 2 and 3, being equivalent to votes “against” the proposals.

We will also consider any other matters that may properly be brought before the Annual Meeting and any postponement(s) or adjournment(s) thereof. As of the date of this Proxy Statement, we have not received notice of other matters that may be properly presented at the Annual Meeting.

2  |  Nordson Corporation – 2025 Proxy Statement

The tables below highlight select information about our corporate governance and executive compensation practices:

BOARD COMPOSITION AND LEADERSHIP PRACTICES

Size of Board	10	Board and Committee Meetings Held in 2024	24

Number of Independent Directors	9	Board Meetings Held in 2024	7

Percentage of Independent Committee Members	100%	Directors Attending Fewer than 75% of Meetings	None

New Independent Directors in the last 5 years	6	Annual Board and Committee Self-Evaluations	✓

Average Director Tenure (years)	6.2	Independent Directors Meet without Management	✓

Average Director Age	62.1	Limits on Director Service on Other Boards	✓

Number of Gender or Racially Diverse Directors	5	Robust share ownership guidelines for Directors	✓

Percentage of Committees with Female Leadership	33%	Resignation Policy	✓

Mandatory Retirement Age (72)	✓	Strategy, ESG & risk management oversight	✓

Independent Chair of the Board	✓	Corporate culture, DE&I, cybersecurity oversight	✓

STAKEHOLDER AND GOVERNANCE PRACTICES

One share, one vote standard	✓

No shareholder rights plan or “poison pill”	✓

Shareholder right to call a special meeting**	✓

Majority voting policy for Directors	✓

ESG Report with climate targets	✓

Code of Conduct for Directors, NEOs & Employees	✓

Supplier Code of Conduct	✓

Anti-hedging/pledging policy	✓

Independent Auditor: Ernst & Young LLP	✓
**	Special meetings can be called by shareholders holding at least 50% of the voting power

COMPENSATION PRACTICES

Pay for Performance	✓

Annual Say-on-Pay Advisory Vote	✓

Compensation aligned with strategic initiatives	✓

Incentive plans do not encourage excessive risk taking	✓

No excessive perquisites	✓

Robust share ownership guidelines for NEOs	✓

Clawback policy	✓

Double-trigger change-in-control policy	✓

Independent Compensation Consultant: Exequity	✓

CEO Pay Ratio	119:1

Nordson Corporation – 2025 Proxy Statement  |  3

2024 HIGHLIGHTS

FINANCIAL

Sales	EBITDA(1)	Operating Profit

$2.7 Billion A Nordson Record	$849 Million A Nordson Record	$674 Million 25% of Sales

Dividends Paid	Total Shareholder Return(2)	Net Income/Free Cash Flow(1)

$161 Million 61st consecutive year dividend has increased	10 Year = 259%	$467 Million/ $492 Million FCF 105% of net income

GOVERNANCE

Board Refreshment	Leadership Changes	Environmental, Social & Governance

• Annette K. Clayton was appointed to our Board in April 2024 (our sixth new independent director in five years).

•  Daniel R. Hopgood was appointed Executive Vice President and Chief Financial Officer on May 20, 2024.

•  Stephen F. Shamrock was appointed as Vice President and Chief Accounting Officer on May 20, 2024, following his service as interim Chief Financial Officer commencing on November 1, 2023 and ending on May 20, 2024.

•  Our Board updated the Charter of each standing committee to reflect the oversight of our strategies and initiatives related to corporate social responsibility and sustainability, including environmental, social and governance matters and updated the name of our Governance and Sustainability Committee to further reflect this change.

1.	See Reconciliation of Financial Measures (Unaudited) following the Questions and Answers About the Annual Meeting and These Proxy Materials section of this Proxy Statement.

2.	“Total Shareholder Return” is defined as (share price end of period – share price start of period + dividends paid) / share price start of period.

4  |  Nordson Corporation – 2025 Proxy Statement

COMPENSATION

SAY-ON-PAY	INCENTIVE BASED COMPENSATION PAYMENTS
Votes cast in favor at our last Annual Meeting:

Based on our 2024 financial performance, our incentive- based compensation payments were as follows:

•  Annual Cash Incentive Award:

¡  CEO: 76.4% of Target

¡  All other NEOs: 76.4 - 93.0% of Target

•  Performance Share Incentive Award: 120% of Target

Nordson Corporation – 2025 Proxy Statement  |  5

DIRECTORS SERVING ON BOARDS OF OTHER PUBLIC COMPANIES

Board service by members of our Board is set forth in our Governance Guidelines, which provides that directors who are not executive officers of a public company may serve on up to three other public company boards, and directors who also serve as an executive officer of a public company may serve on a maximum of one other public company board. The following table shows our directors as of our record date, January 3, 2025, and the public company boards upon which they serve other than ours:

Director	Other Public Companies

Annette K. Clayton	Oshkosh Corporation (NYSE: OSK) NXP Semiconductors N.V. (Nasdaq: NXPI) Duke Energy (NYSE: DUK)

John A. DeFord	Globus Medical Inc. (NYSE: GMED) Maravai LifeSciences Holdings, Inc. (Nasdaq: MRVI)

Frank M. Jaehnert	Itron, Inc. (Nasdaq: ITRI)

Ginger M. Jones	Tronox Holding plc (NYSE: TROX) Holley, Inc. (NYSE: HLLY)

Christopher L. Mapes	The Timken Company (NYSE: TKR) A.O. Smith Corporation (NYSE: AOS)

Michael J. Merriman, Jr.	Regis Corporation (NYSE: RGS)

Milton M. Morris	Embecta Corporation (Nasdaq: EMBC) Myomo, Inc. (NYSE: MYO)

Sundaram Nagarajan (CEO)	Wesco International, Inc. (NYSE: WCC)

Jennifer A. Parmentier	Parker-Hannifin Corporation (NYSE: PH)

Victor L. Richey, Jr. (Chair)	Thermon Group Holdings, Inc. (NYSE: THR)

6  |  Nordson Corporation – 2025 Proxy Statement

NORDSON CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

March 4, 2025

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Nordson Corporation for use at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held virtually, via live audio-only webcast on Tuesday, March 4, 2025, at 9:00 a.m. Eastern Time, for the following purposes:

1.	To elect four director nominees to our Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025;

3.	To approve, on an advisory basis, the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

The Notice of Internet Availability of Proxy Materials or, if requested, the Proxy Statement and the accompanying proxy/voting instruction card were first mailed to shareholders on or about January 17, 2025.

We are holding the Annual Meeting virtually this year. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by registering in advance at www.proxydocs.com/NDSN. You will not be able to attend the Annual Meeting in person. This Proxy Statement includes more information about the procedures for the virtual Annual Meeting.

This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used in this Proxy Statement, “we,” “us,” “our,” “Nordson,” or the “Company” refers to Nordson Corporation.

Nordson Corporation – 2025 Proxy Statement  |  7

PROPOSAL 1: ELECTION OF DIRECTORS

The Governance and Sustainability Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting. Our Board is divided into three classes, with each class serving for three-year terms. The composition of the Board changed in 2024 following a comprehensive director search that concluded in the selection of two directors identified and recommended to the Board by a third-party search firm: Christopher L. Mapes was appointed to the Board effective January 16, 2024 and subsequently elected by the shareholders at the 2024 Annual Meeting to the class of directors with terms expiring in 2026; and Annette K. Clayton was appointed to the Board effective April 1, 2024. The Board is currently comprised of ten directors, with one class having four directors and two classes having three directors. Although Ms. Clayton was appointed in April 2024 to the class of directors whose term expires in 2026, she is standing for election at the 2025 Annual Meeting to allow for shareholder approval of her appointment.

The Governance and Sustainability Committee has recommended, and the Board has approved, the persons named as nominees and, unless otherwise marked, a duly executed and properly submitted proxy will be voted for those nominees. Nominees Annette K. Clayton, John A. DeFord, Jennifer A. Parmentier and Victor L. Richey, Jr., currently serve as directors. All nominees other than Ms. Clayton have agreed to stand for election for a three-year term. Ms. Clayton has agreed to stand for election for a one-year term.

In assessing each director nominee and the composition of the Board as a whole, the Governance and Sustainability Committee considers a diverse group of experiences, qualifications, attributes, and skills that the Committee believes enable a director nominee to make significant contributions to the Board, Nordson, and our shareholders. The Board is committed to an inclusive director search process, which includes actively seeking highly experienced and diverse candidates, including women and racially or ethnically diverse candidates, for each search the Board undertakes.

8  |  Nordson Corporation – 2025 Proxy Statement

The current-serving directors, including the nominees, collectively have a mix of various skills and qualifications, some of which are listed in the table below. These collective attributes enable the Board to provide insightful leadership as it strives to advance our strategies and deliver returns to shareholders.

DIRECTOR SKILLS & ATTRIBUTES

SKILLS, EXPERIENCE & ATTRIBUTES

BUSINESS STRATEGY & OPERATIONS Provides a practical understanding of developing, implementing, and assessing our operating plan and business strategy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

ACCOUNTING & FINANCIAL Provides guidance in evaluating our financial reporting obligations, financial statements, capital structure, and internal controls			✓	✓		✓	✓		✓

GLOBAL BUSINESS Helps oversee the management of our global operations and understands operating in foreign countries	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

PUBLIC COMPANY Helps oversee an ever-changing mix of strategic, operational, and compliance-related matters as well as drive business strategy, growth, performance, and to create shareholder value	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

ADDITIONAL PUBLIC BOARD(S) Current or previous service on additional Boards of public companies	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

C-SUITE Current or previous experience as a CEO, CFO or other member of the C-Suite	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

MERGERS & ACQUISITIONS Provides insight into developing and implementing strategies for growing our business	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

CORPORATE GOVERNANCE Supports our goals of strong Board and management accountability, transparency, and protection of shareholder interests	✓	✓	✓	✓		✓	✓	✓	✓	✓

INDUSTRY & END MARKET EXPERTISE Provides deep experience and insight into end markets, customers and industries that are strategically important to the Company					✓			✓

TECHNOLOGY Helps drive technological innovation and assists in overseeing our technology-related security risks		✓			✓		✓			✓

ETHNIC, GENDER, NATIONAL ORIGIN, OR OTHER DIVERSITY

Provides diversity of background and life experience, which together with diverse thought and opinion improves the quality of decision making; helps the Board respond effectively to the needs of customers, shareholders, employees, suppliers, and other stakeholders, enhancing the Company’s business performance.

	✓		✓	✓			✓	✓	✓

See director biographies beginning on page 11 for further detail.

Nordson Corporation – 2025 Proxy Statement  |  9

Our Board recognizes the importance of Board refreshment to ensure that the directors possess a composite set of skills, experience, and qualifications necessary to successfully oversee the Company’s strategic priorities. We do not believe in a specific limit for the overall length of time an independent director may serve; however, we believe that the tenure spectrum of our directors should provide an effective mix of deep knowledge and new perspectives. Our Governance Guidelines provide that a director is expected to retire on or before the annual meeting immediately following a director’s 72nd birthday. We periodically rotate the chairs of each of our committees to ensure continued diverse perspectives. As a result of our refreshment, as of our record date for the Annual Meeting, the average tenure of our independent directors is 6.3 years, the average age of our independent directors is 62.1 years, and fifty percent of our directors represent gender and racial or ethnic diversity.

BOARD DIVERSITY MATRIX (as of January 17, 2025)
Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	7	—	—

Part II: Demographic Background

African American or Black	—	1	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	1	—	—

Hispanic or Latino	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	3	5	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did Not Disclose Demographic Background	—	—	—	—

Directors who are Military Veterans	1

Directors with Disabilities	0

In determining whether to recommend a director for re-election, the Governance and Sustainability Committee considers, among other attributes, the director’s skills and expertise, participation in and contributions to the activities of the Board, the results of the annual Board evaluation, and past meeting attendance.

The name and age (as of the Annual Meeting) of each of the four nominees for election as directors, as well as current directors whose terms will continue after the Annual Meeting, are listed in the next section, together with his or her principal occupation for at least the past five years, the year each became a director of the Company and certain other relevant information.

Proxies that are duly executed and properly submitted but do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of all of the nominees named below. At this time, the Board is not aware of any reason that would prevent any nominee from being a candidate at the Annual Meeting. However, in the event any one or more of such nominees becomes unavailable for election, proxies will be voted in accordance with the best judgment of the proxy holder.

10  |  Nordson Corporation – 2025 Proxy Statement

Nominee for Term Expiring in 2026

Career Highlights and Qualifications

Now retired, Ms. Clayton served as chief executive officer and president of Schneider Electric North America SE (digital automation and energy management) from 2016 through 2024. She served as executive vice president and chief supply chain officer of Schneider Electric from 2011 until 2016. Prior to her career at Schneider Electric, she was vice president of global operations and supply chain at Dell Technologies, Inc. (global technology company), where she led the transformation of its global supply chain and fulfillment model. In addition, she held senior management roles at General Motors Corporation (automotive manufacturing) from 1983-2006, including president of Saturn Corporation.

Attributes and Skills

Ms. Clayton has served in the public company leadership capacities noted above as well as other significant leadership roles at global companies. Her experience includes leading and overseeing corporate strategy, profitable growth, mergers and acquisitions, corporate governance, and financial performance, including corporate finance, financial reporting, risk management, capital allocation and strategic planning.

Based on her strong background, experience and performance in senior leadership roles and as a director, our Board believes Ms. Clayton represents each of the key skills and qualifications noted for her in the Director Skills Matrix on page 9, and will continue to effectively serve our Board, our business, our management team and our shareholders.

ANNETTE K. CLAYTON
Director Since 2024
Age 61
Retired President and CEO, Schneider Electric North America
Committees: Audit
Other Public Directorships (current in bold)
Oshkosh Corporation (NYSE: OSK) NXP Semiconductors N.V. (Nasdaq: NXPI) Duke Energy Corporation (NYSE: DUK)

Nordson Corporation – 2025 Proxy Statement  |  11

Nominees for Term Expiring in 2028

Career Highlights and Qualifications

Dr. DeFord is currently chairman, chief executive officer and president of Samothrace Medical Innovations, Inc., a privately held medical technology company, which he co-founded in March 2022. Previously, Dr. DeFord served as executive vice president and chief technology officer of Becton, Dickinson and Company (NYSE: BDX) (medical technology and manufacturing) from 2017 until 2021. Prior to that, he was senior vice president of Science, Technology and Clinical Affairs for C.R. Bard, Inc. (medical technology manufacturing), which was acquired by BDX in 2017, managing director of Early Stage Partners, a venture capital fund, and president and chief executive officer of Cook Incorporated, a privately held medical device manufacturer.

Attributes and Skills

Dr. DeFord brings a wealth of diverse experiences resulting from serving in various leadership positions over the past 35 years, he holds 14 U.S. patents, is the author of numerous peer-reviewed scientific papers, and has a Ph.D in Electrical Engineering. His experience also includes leading and overseeing mergers and acquisitions and corporate governance initiatives. Dr. DeFord’s expertise in the medical device sector and executive experience in multi-billion dollar, global companies enables him to make significant contributions to discussions regarding the Company’s strategy and growth.

Based on his strong background, experience and performance in senior leadership roles and as a director, our Board believes Dr. Ford represents each of the key skills and qualifications noted for him in the Director Skills Matrix on page 9, and will continue to effectively serve our Board, our business, our management team and our shareholders.

JOHN A. DEFORD
Director Since 2020
Age 62
Chairman, CEO and President, Samothrace Medical Innovations, Inc.
Committees: Compensation, Governance and Sustainability
Other Public Directorships (current in bold)
Globus Medical Inc. (NYSE: GMED) Maravai LifeSciences Holdings, Inc. (Nasdaq: MRVI) NuVasive, Inc. (Nasdaq: NUVA) (2018-2023)

12  |  Nordson Corporation – 2025 Proxy Statement

Career Highlights and Qualifications

Ms. Parmentier has served as chair of the board and chief executive officer of Parker-Hannifin Corp. (NYSE: PH) (motion control manufacturing) since January 2023. Immediately prior to her current role, Ms. Parmentier served as the chief operating officer at Parker-Hannifin from August 2021 to January 2023. She also served as vice president and president of Motion Systems Group from February 2019 to August 2021, vice president and president of the Engineered Materials Group from September 2015 to February 2019, and general manager for the Hose Products Division in the Fluid Connectors Group since joining Parker-Hannifin in 2008.

Attributes and Skills

Ms. Parmentier brings strong international operating experience in the industrial sector to the Board. Her experiences, specifically her career with Parker-Hannifin, which serves a diverse market base spanning mobile, industrial, and aerospace clients, enables her to make significant contributions to discussions regarding the Company’s diverse and complex global organization. She also has extensive experience in financial planning and performance, mergers and acquisitions, employee engagement, management of corporate initiatives and other corporate governance matters.

Based on her strong background, experience and performance in senior leadership roles and as a director, our Board believes Ms. Parmentier represents each of the key skills and qualifications noted for her in the Director Skills Matrix on page 9, and will continue to effectively serve our Board, our business, our management team and our shareholders.

JENNIFER PARMENTIER
Director Since 2020
Age 57
CEO, Parker-Hannifin Corp.
Committees: Executive, Compensation, Governance and Sustainability (Chair)
Other Public Directorships (current in bold)
Parker-Hannifin Corp. (NYSE: PH)

Nordson Corporation – 2025 Proxy Statement  |  13

Career Highlights and Qualifications

Mr. Richey has served as Chair of our Board since March 2024. Now retired, Mr. Richey served as executive chair of the board of ESCO Technologies Inc. (NYSE: ESE) (fluid management manufacturing) from January 2023 to June 2023. He previously served as ESCO Technologies’ chair of the board, president, and chief executive officer from 2003 to 2022.

Attributes and Skills

Mr. Richey has extensive experience in senior leadership of a diversified global producer and marketer of technology, and he has significant executive management and board experience at public and private companies within several of our end markets, including the semiconductor industry, which provides our Board with a breadth of skills critical to its oversight responsibility. He also has extensive expertise in mergers and acquisitions and the ability to provide accountability, transparency and protection of shareholder interests.

Based on his strong background, experience and performance in senior leadership roles and as a director, our Board believes Mr. Richey represents each of the key skills and qualifications noted for him in the Director Skills Matrix on page 9, and will continue to effectively serve our Board, our business, our management team and our shareholders.

VICTOR A. RICHEY, JR.
Director Since 2010
Age 67
Retired President and CEO, ESCO Technologies, Inc.
Committees: Executive (Chair)
Other Public Directorships (current in bold)
Thermon Group Holdings, Inc. (NYSE: THR) ESCO Technologies Inc. (NYSE: ESE) (2006-2023)

14  |  Nordson Corporation – 2025 Proxy Statement

Current Directors with Terms Expiring in 2026

Career Highlights and Qualifications

Mr. Mapes retired as president and chief executive officer of Lincoln Electric Holdings, Inc. (Nasdaq: LECO) (global manufacturer of welding and automation solutions) in December 2023, a position he held since December 2012 after serving as chief operating officer in 2011. He also retired as Executive Chair of Lincoln Electric in December 2024, and served as a director since 2010. Prior to that, he served as executive vice president and a divisional president of A.O. Smith Corporation (NYSE: AOS) (residential and commercial water heater and boiler manufacturing) until its divestiture in 2011.

Attributes and Skills

Mr. Mapes’ experience spans more than 35 years of industrial manufacturing in large, global, publicly-traded companies. Beyond his keen understanding of the manufacturing industry, Mr. Mapes has significant experience developing and implementing strategic operating plans, mergers and acquisitions, global operations and international compliance. Additionally, his service on other public boards enables Mr. Mapes to provide meaningful insight on corporate governance and financial matters.

CHRISTOPER L. MAPES
Director Since 2024
Age 62
Retired President and CEO, Lincoln Electric Holdings, Inc.
Committees: Audit
Other Public Directorships (current in bold)
The Timken Company (NYSE: TKR) AO Smith Corporation (NYSE: AOS) Lincoln Electric Holdings, Inc. (Nasdaq: LECO)

Nordson Corporation – 2025 Proxy Statement  |  15

Career Highlights and Qualifications

Mr. Merriman served as Chair of our Board from February 2018 to March 2024. Mr. Merriman is a business consultant for Product Launch Ventures, LLC, a company that he founded in 2004 to pursue consumer product opportunities and provide business advisory services. Previously, Mr. Merriman was an operating and strategic advisor of Resilience Capital Partners LLC, a private equity firm, from 2008 until 2017. Prior to that, Mr. Merriman served as president and chief executive officer of Lamson & Sessions Co. (formerly, NYSE: LMS) (thermoplastic conduit manufacturing) and as senior vice president and chief financial officer of American Greetings Corporation (formerly, NYSE: AM) (greeting card manufacture and design).

Attributes and Skills

Mr. Merriman’s prior roles as a public company chief executive officer and chief financial officer, his history of service on the multiple public company boards, and his experience at Resilience all provide him with valuable experience and significant knowledge in the areas of executive management, strategy, corporate governance, acquisitions and divestitures, finance and financial reporting, product development expertise, and investor relations. Mr. Merriman has extensive finance, financial reporting, and accounting expertise and was formerly a certified public accountant, which provides the Board with valuable financial expertise.

MICHAEL J. MERRIMAN, JR.
Director Since 2008
Age 68
Business Consultant, Product Launch Ventures, LLC
Committees: Executive, Compensation (Chair)
Other Public Directorships (current in bold)
Regis Corporation (NYSE: RGS) Invacare Corporation (NYSE: IVC) (2014-2018), (2022-2023) OMNOVA Solutions Inc. (formerly, NYSE: OMN) (2008-2020)

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Career Highlights and Qualifications

Mr. Nagarajan has served as Nordson’s President and Chief Executive Officer since August 2019. He joined Nordson following a 23-year career with Illinois Tool Works Inc. (NYSE: ITW), (FORTUNE® 200 manufacturer of industrial products and equipment). In his last role at Illinois Tool Works, Mr. Nagarajan served as executive vice president, ITW Automotive OEM Segment, a position he held since 2015. Prior to that he held various executive and managerial roles of increasing responsibility.

Attributes and Skills

Mr. Nagarajan is the only member of Nordson’s management serving on our Board. He brings to the Board significant global manufacturing experience, with a focus on creating value for customers through innovation and industry-leading excellence in quality and delivery. Mr. Nagarajan has an intimate understanding of management, leadership, strategy development and day-to-day operations of global companies. He has been instrumental in driving and implementing strategies to strengthen our financial performance, culture, values, purpose, employee engagement, customer experience, profitable growth and management of ESG initiatives, cybersecurity and other significant risks and opportunities.

SUNDARAM NAGARAJAN
Director Since 2019
Age 62
President and CEO, Nordson Corporation
Committees: Executive
Other Public Directorships (current in bold)
Wesco International, Inc. (NYSE: WCC) Sonoco Products Company (NYSE: SON) (2015-2022)

Nordson Corporation – 2025 Proxy Statement  |  17

Current Directors with Terms Expiring in 2027

Career Highlights and Qualifications

Now retired, Mr. Jaehnert served as chief executive officer and president of Brady Corporation (NYSE: BRC) (high performance labels, signage, printers, and software) from 2003 through 2013. Previously, he served as a divisional president and chief financial officer of Brady Corporation and held various financial positions in Germany and in the United States for Robert Bosch GmbH (international manufacturer). Mr. Jaehnert has earned a NACD Directorship Certification and was named as an NACD Directorship 100 honoree for the years 2020 and 2024. Mr. Jaehnert has also earned a Certificate in Cybersecurity through the NACD/Software Institute of Carnegie Mellon University in 2023.

Attributes and Skills

Mr. Jaehnert has served in the public company leadership capacities noted above as well as other significant leadership roles at global companies. His experience includes leading and overseeing corporate strategy, profitable growth, mergers and acquisitions, corporate governance, and financial performance, including corporate finance, financial reporting, risk management, capital allocation and strategic planning. Additionally, Mr. Jaehnert has significant experience, perspective and insight from his service and leadership with other public company boards.

FRANK M. JAEHNERT
Director Since 2012
Age 66
Retired President and CEO, Brady Corporation
Committees: Audit (Chair), Compensation, Executive
Other Public Directorships (current in bold)
Itron, Inc. (Nasdaq: ITRI) Briggs & Stratton Corporation (formerly NYSE: BGG) (2014-2021)

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Career Highlights and Qualifications

Now retired, Ms. Jones served as the senior vice president and chief financial officer of Cooper Tire & Rubber Company (tire manufacturing), from 2014 until her retirement in 2018. Prior to joining Cooper, Ms. Jones served as chief financial officer of Plexus Corporation (Nasdaq: PLXS) (electronics manufacturing) from 2004 to 2014.

Attributes and Skills

Ms. Jones brings more than 30 years of accounting and finance skills, in industries ranging from consumer goods, industrial manufacturing, supply chain management and software. In addition to her strong financial acumen, Ms. Jones has meaningful expertise in business strategy and operations, mergers and acquisitions, corporate governance, and understands the unique challenges that come with operating a global business. Ms. Jones’ also brings her experience on previous and currently held board positions on other publicly traded companies, including with audit committees.

GINGER M. JONES
Director Since 2019
Age 59
Retired Senior Vice President and Chief Financial Officer, Cooper Tire & Rubber Company
Committees: Audit, Compensation
Other Public Directorships (current in bold)
Tronox Holdings plc (NYSE: TROX) Holley (NYSE: HLLY) Libbey, Inc. (formerly NYSE: LBY) (2013-2020)

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Career Highlights and Qualifications

Dr. Morris currently serves as a Principal of MEHL BioMedical, LLC (biomedical consulting services), where he has provided consulting services to start-up companies in the biomedical device industry since 2015. Dr. Morris retired from Neuspera Medical Inc., a privately held company (medical technology), where he had served as president and chief executive officer from 2015 to 2022. He previously was the senior vice president, research and development of Cyberonics, Inc., maker of the Vagus Nerve Stimulation (VNS Therapy) System from 2009 through 2014. His prior work experience also includes serving as a director, program management and operations of InnerPulse, Inc., (medical technology), as well as director, marketing and arrhythmia franchise leader of Boston Scientific Corporation (NYSE: BSX) (multinational medical device manufacturing). Dr. Morris has earned a NACD Directorship Certification and certification in Cybersecurity through the National Association of Corporate Directors.

Attributes and Skills

Dr. Morris brings to the Board significant new product development experiences in the medical device markets. Dr. Morris’s robust business leadership experience gives him expertise in global decentralized organizations, mergers and acquisitions, international compliance, and affords the Board a unique perspective in identifying strategic and tactical risks attendant to the medical device market.

MILTON M. MORRIS
Director Since 2022
Age 53
Principal of MEHL BioMedical, LLC
Committees: Audit, Governance and Sustainability
Other Public Directorships (current in bold)
Embecta Corp. (Nasdaq: EMBC) Myomo, Inc. (NYSE: MYO)

No shareholder or group that beneficially owns 1% or more of our outstanding common shares has recommended a candidate for election as a director at the 2025 Annual Meeting.

Cumulative Voting

Voting for directors will be cumulative if any shareholder provides notice in writing to the President, an Executive Vice President, or the Secretary of Nordson of a desire to have cumulative voting. The notice must be received at least 48 hours before the time set for the Annual Meeting, and an announcement of the notice must be made at the beginning of the meeting by the Chair or the Secretary, or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, each shareholder will be entitled to cast, in the election of directors, a number of votes equal to the product of the number of directors to be elected multiplied by the number of shares that the shareholder is voting. Shareholders may cast all of these votes for one nominee or distribute them among several nominees, as they see fit. If cumulative voting is in effect, shares represented by each properly submitted proxy will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named on the proxy/voting instruction card.

To date, we have not received a notice from any shareholder of his, her, or its intention to request cumulative voting.

Majority Voting Policy

The Director nominees receiving the greatest number of votes will be elected (plurality standard). However, our majority voting policy states that any Director who fails to receive a majority of the votes cast in his/her favor is required to submit his/her resignation to the Board. The Governance and Sustainability Committee of the Board would then consider each resignation and determine whether to accept or reject it. Abstentions and broker non-votes will have no effect on the election of a Director and are not counted under our majority voting policy.

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Required Vote

The election of directors requires the affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting. Under the plurality voting standard, the nominees receiving the most “for” votes will be elected, regardless of whether any nominee received a majority of the votes. Only shares that are voted in favor of a particular nominee will be counted toward the nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for the nominee (including broker non-votes) will not be counted toward the nominee’s achievement of a plurality, but will be counted for quorum purposes.

RECOMMENDATION REGARDING PROPOSAL 1:

The Board of Directors recommends that

you vote “FOR” all four nominees as directors.

Proxies received by the Board will be voted for all nominees unless shareholders specify a different vote.

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CORPORATE GOVERNANCE

Corporate Governance Documents

The following corporate governance documents are available at: https://www.nordson.com/en/About-Us/Corporate-Governance

•	Governance Guidelines

•	Committee Charters

•	Conflict Minerals Policy

•	Related Persons Transaction Policy
•	Share Ownership Guidelines

•	Code of Ethics and Business Conduct

•	Suppliers Code of Conduct

The Governance Guidelines contain general principles regarding the functions of Nordson’s Board and Board committees and the Director Recruitment and Performance Guidelines. The Annual Report to Shareholders, which includes the Annual Report on Form 10-K for the fiscal year ended October 31, 2024 (the “2024 Annual Report”) and this Proxy Statement, are available at: https://investors.nordson.com/financials/annual-reports/default.aspx. Upon request, copies of the Annual Report to Shareholders will be mailed to you (at no charge) by contacting Nordson Corporation, Attn: Corporate Communications, 28601 Clemens Road, Westlake, Ohio 44145. The information in, or that can be accessed through, our internet site is not part of this Proxy Statement, and all references in this document to our internet site are for informational or reference purposes only.

Code of Ethics and Business Conduct

We have a Code of Ethics and Business Conduct (the “Code”) that applies to all Nordson directors, officers, employees, and its subsidiaries, wherever located. Our Code contains the general guidelines and principles for conducting Nordson’s business consistent with the highest standards of business ethics. Our Code embodies our five guiding values, which form the foundation of our Company: Integrity, Excellence, Passion for Our Customers, Energy, and Respect for People. Our employees are expected to report all suspected violations of Company policies and the law, including incidents of harassment or discrimination, directly to their managers, human resources, or the Chief Compliance Officer. We also provide confidential, anonymous reporting through our third-party helpline, which is available 24 hours per day, seven days per week via a toll-free telephone line or the internet. We provide interpreters who speak the reporter’s preferred language. We will take appropriate steps to investigate all reports we receive through these channels and will take appropriate action. Under no circumstances will our employees be subject to any disciplinary or retaliatory action for reporting, in good faith, a possible violation of our Code or applicable law or for cooperating in any investigation of a possible violation.

Shareholder Engagement, Environmental and Social Governance, and Sustainability

We recognize that managing our economic, environmental, social, and governance enhances our ability to deliver results over the long term for shareholders, employees, our communities, and other stakeholders. Our Board oversees our corporate responsibility efforts, while cross functional teams of senior management drive these and our sustainability efforts throughout the Company. Further information about our Corporate Responsibility and Sustainability initiatives can be found on our website at https://www.nordson.com/en/about-us/corporate-responsibility.

Sharing the Nordson story and being accessible to our shareholders is a priority for Nordson. In 2024, we engaged over 200 institutional investors and analysts through phone calls, virtual and in-person conferences, and virtual and in-person road trips hosted by sell-side research analysts. Key themes from these conversations included the diversity of our end markets and geographies, growth drivers of our business, the ongoing deployment of the NBS Next growth framework and capital deployment, including our acquisition strategy. Additionally, we hosted an Investor Day in New York City on October 3, 2024. Attendees heard directly from our executive leadership team on our growth strategy and long-term financial targets. A recording of the live-streamed event is available on www.nordson.com/investors.

In November 2024, Nordson published its latest Environmental, Social and Governance (“ESG”) report. The report reflects an intentional, systemic approach to organizing and communicating our commitments, accomplishments and aspirations through an ESG lens. To view the 2024 and previous reports, visit https://www.nordson.com/en/about-us/corporate-responsibility

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Director Independence

In accordance with the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), and our Governance Guidelines, the Board must consist of a majority of independent directors. The Board has determined that all of our current directors, except Mr. Nagarajan, are independent under these standards. Mr. Nagarajan is not an independent director because he serves as our President and Chief Executive Officer. Our Governance Guidelines also require that our Audit, Compensation, and Governance and Sustainability committees each be comprised solely of independent directors who meet all the independence and experience requirements of Nasdaq.

In determining independence, each year the Board affirmatively determines, among other things, whether directors have a “material relationship” with Nordson. When assessing the “materiality” of a director’s relationship with Nordson, the Board considers all relevant facts and circumstances, including a consideration of the persons or organizations with which the director has an affiliation. Where an affiliation is present, the Board considers the frequency or regularity of the provision of services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to Nordson as those prevailing at the time from unrelated parties for comparable transactions. With respect to Audit Committee members, the Board must affirmatively determine that these directors, in addition to the general independence requirements described above, satisfy certain financial education requirements and do not, among other things, accept any consulting, advisory, or other compensatory fee from Nordson. With respect to Compensation Committee members, the Board must consider, in addition to the general independence requirements described above, the source of compensation of the members, including any consulting, advisory or other compensatory fee paid by Nordson to these directors, and whether the directors are affiliated with Nordson, a subsidiary of Nordson or an affiliate of a subsidiary of Nordson.

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As part of our commitment to ensuring director independence, and in accordance with our Related Person Transaction Policy (described in more detail below) we have a monitoring and reporting program with respect to products supplied by, or to, a company that may employ a director or may have a director serving on its board to identify and address any potential conflicts of interest resulting from our relationship. In 2024, all transactions and relationships evaluated by the Board involved only immaterial ordinary course of business purchase and sale of goods and services at companies where our directors serve as an officer or director. The table below more particularly describes the transactions and relationships the Board considered in the 2024 fiscal year and, in each case, the amounts involved were less than the greater of $1 million or 1% of our and the recipient’s respective annual revenues in each of the last three years.

Director / Nominee	Entity and Relationship	Transactions	% of Entity’s Annual Revenues in each of the last 3 years

Annette K. Clayton	NXP Semiconductors N. V. Director	We sell products to NXP Semiconductors N.V.	Less than 1%

	OshKosh Corporation Director	We sell products to OshKosh Corporation	Less than 1%

	Schneider Electric Retired President and CEO	We sell products to Schneider Electric	Less than 1%

	Duke Energy Corporation Director	We purchase products from Duke Energy Corporation	Less than 1%

John A. DeFord	Globus Medical Inc. Director	We sell products to Globus Medical	Less than 1%

	NuVasive, Inc. Former Director	We sell products to NuVasive, Inc.	Less than 1%

Frank M. Jaehnert	Itron, Inc. Director	We sell products to Itron, Inc.	Less than 1%

Ginger M. Jones	Tronox Holdings PLC Director	We sell products to Tronox Holdings PLC	Less than 1%

Christopher L. Mapes	Lincoln Electric Holdings, Inc. Retired Director, President and CEO	We sell products to Lincoln Electronic Holdings, Inc.	Less than 1%

	A.O. Smith Corporation Director	We sell products to A.O. Smith Corporation	Less than 1%

	The Timken Company Director	We sell products to The Timken Company	Less than 1%

Michael J. Merriman, Jr.	Regis Corporation Director	We sell products to Regis Corporation	Less than 1%

Sundaram Nagarajan	Wesco International, Inc. Director	We sell products to and purchase products from Wesco International	Less than 1%

Jennifer Parmentier	Parker-Hannifin Corporation Director and CEO	We sell products to and purchase products from Parker-Hannifin Corporation.	Less than 1%

Victor L. Richey, Jr.	ESCO Technologies Inc. Retired Director, President and CEO	We sell products to and purchase products from ESCO Technologies Inc.	Less than 1%

Based on this review and the information provided in response to annual questionnaires completed by each independent director regarding employment, business, familial, compensation, and other relationships with the Company and management, the Board has determined that every director that served during 2024 and director nominee (i) has no material relationship with Nordson, (ii) satisfies all of the Nasdaq independence standards and our independence standards, and (iii) is independent, with the exception of Sundaram Nagarajan, who is an employee director. The Board has also determined that each member and chair of its Audit, Compensation, and

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Governance and Sustainability committees are independent directors. For more information on our review standards for related party transactions, see “Review of Transactions with Related Persons” below.

Review and Approval of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions between the Company and its subsidiaries and certain persons that are required to be disclosed in proxy statements, which are commonly referred to as “related persons transactions.” Related persons include our directors, nominees for election as a director, persons controlling over 5% of our common shares, executive officers, and the immediate family members of each of these individuals. Under the written policy, Nordson’s Audit Committee is responsible for reviewing any related persons transactions and will consider factors it deems appropriate, including but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. To the extent any member of the Audit Committee is involved in any transaction under review, that member recuses him or herself.

Our monitoring and reporting program with respect to transactions involving products supplied by, or to, a company that may employ a director or may have a director serving on its board includes all relevant transactions collectively over $120,000 in one annual period. Under the program, we reviewed all relevant transactions with all of these companies for 2024. Our Audit Committee determined that any related persons transactions were neither material nor significant to either Nordson or the respective director’s company based on our written policy and the guidelines set forth in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All transactions were conducted at arms-length. Additional information on the related persons transaction review is set forth under the caption “Director Independence” above.

Compensation Committee Interlocks and Insider Participation

There are no matters relating to compensation committee interlocks or insider participation that we are required to report.

Director Qualifications

We believe that the Board, as a whole, should reflect a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. The Governance and Sustainability Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, considering the Company’s current situation and strategic plans. Through its selection and vetting process, the Governance and Sustainability Committee seeks not only to identify directors that meet desired qualifications, but also to enhance the diversity of the Board in areas such as professional experience, race, gender, ethnicity, and age, and to obtain a variety of occupational, educational, and personal backgrounds on the Board in order to provide a range of viewpoints and perspectives. This focus on identifying and nominating qualified directors from diverse backgrounds has enabled the Company to assemble a Board comprised of high caliber directors with a range of expertise and viewpoints. Fifty percent of our directors are women or racially or ethnically diverse individuals.

Consideration of Director Candidates Recommended by Shareholders

Under its charter, the Governance and Sustainability Committee is responsible for reviewing shareholder nominations of directors. The Governance and Sustainability Committee’s considers shareholder-nominated candidates on the same basis and in the same manner as it considers recommendations from other sources. For more information on how a shareholder can recommend a candidate, see the “Questions and Answers About the Annual Meeting and These Proxy Materials” section of this proxy statement.

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Board Leadership Structure

Our Governance Guidelines require us to have either an independent Chair of the Board or a presiding independent director if the Chair is not an independent director. The Governance Guidelines set forth the responsibilities of the Chair of the Board and the Presiding Director when the Chair of the Board is not an independent director.

At present, we have an independent Chair of the Board separate from the Chief Executive Officer position.

We separate the Chair of the Board and Chief Executive Officer positions to enhance independent oversight of management and to allow our Chief Executive Officer to focus his time and energy on setting the strategic direction for the Company, overseeing daily operations, engaging with external constituents, developing and mentoring our future leaders, and promoting employee engagement at all levels of the organization. Our independent Chair of the Board leads the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content (in collaboration with our Chief Executive Officer), presiding during regularly held executive sessions with our independent directors, actively engaging with all independent directors and our Chief Executive Officer between Board meetings, and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives, particularly on the strategic direction of the Company. In March 2024, Mr. Richey was elected independent Chair of the Board, succeeding Mr. Merriman, who had served in that capacity since February 2018.

Meetings of the Board of Directors

The Board held seven meetings and our committees held 17 meetings during fiscal year 2024. Nordson’s Governance Guidelines require attendance and active participation by directors at Board and committee meetings. In fiscal year 2024, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees on which he or she served (during the period that he or she served). Directors are encouraged to attend the Annual Meeting. All of Nordson’s directors serving at the time attended the 2024 Annual Meeting of Shareholders held on March 5, 2024.

Executive Sessions of Independent Directors

Pursuant to our Governance Guidelines, independent directors meet in regularly scheduled executive sessions without management. The Chair of the Board (or, when our Chair is not an independent director, the Presiding Director) chairs all regularly scheduled executive sessions of the Board, and also has authority to convene meetings of the independent directors at any time with appropriate notice.

Risk Oversight

The Board plays an active role, both as a whole and through focused reviews at the committee level, in the oversight and management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities and oversees areas of material risk, which include operational, financial, legal and regulatory, human capital, information technology, cybersecurity and physical security, ESG and strategic and reputational risks. The Company has established an enterprise risk framework for identifying, aggregating, and evaluating risk across the enterprise. The risk framework is integrated with the Company’s annual planning, audit scoping, and control evaluation management by its internal auditor.

The involvement of the Board in regularly assessing our business strategy, through dedicated annual reviews and periodic tailored sessions, is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for Nordson. The Board receives updates from management and guidance from outside advisors regarding this oversight responsibility.

In addition, the Board receives regular updates from management regarding matters critical to the business, which may include the safety of our workforce, supply chain interruptions, material availability, labor shortages and potential operational or financial implications of all these issues.

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Assisting the Board with its oversight responsibilities, each of our Board committees oversee certain aspects of risk management as presented below:

Audit Committee	Compensation Committee	Governance and Sustainability Committee

Risks associated with financial matters, particularly financial reporting, accounting, disclosure, cybersecurity, and internal controls.	Risks associated with the establishment and administration of executive compensation and equity-based compensation programs, performance management of officers, and human capital management.	Risks associated with Board independence, effectiveness and organization, director succession and ESG oversight.

The Audit and Compensation Committees also rely on the advice and counsel of our independent auditors and independent compensation consultant, respectively, to raise awareness of any risks that may arise during their regular reviews of our financial statements, audit work, and executive compensation policies and practices.

Like all businesses, we face cybersecurity threats, as we rely on information systems and the internet to conduct our business activities. In light of the pervasive and increasing threat from cyberattacks, the Audit Committee, with input from management, identifies, assesses and monitors the Company’s cybersecurity and other information technology risks and threats and the measures implemented by the Company to mitigate and prevent cyberattacks, and the Board receives periodic reports from the Audit Committee and management on the Company’s cybersecurity program.

While our Governance and Sustainability Committee has primary oversight of governance and ESG matters for the Company, certain aspects of risk oversight related to ESG matters fall to the Board or to other committees, e.g., Audit (financial, environmental, and regulatory under our Enterprise Risk Management program) or Compensation (human capital) Committees.

Senior management attends Board and committee meetings at the invitation of the Board or its committees, respectively, and is available to address any questions or concerns raised by the Board on risk management and any other matters.

The Board is updated on each committee’s risk oversight and other activities via meeting reports from each committee chair to the full Board at each Board meeting.

The Board’s Role in Talent Development

A primary responsibility of the Board is to ensure that we have the appropriate management talent to successfully execute our strategies. Our Board believes that effective talent development is critical to Nordson’s continued success. Our Board’s involvement in leadership development and succession planning is systematic and ongoing. The Board plans for CEO succession and oversees management’s planning for succession of other key executive positions. Our Board calendar includes at least one meeting each year during which the Board conducts a detailed review of the Company’s talent strategies, leadership pipeline, and succession plans for key executive positions. The Compensation Committee oversees the process of succession planning and implements programs to retain and motivate key talent. To assist the Board, the CEO annually provides the Board with an in-depth assessment of senior managers and their potential to succeed to the position of CEO or other key executive positions.

Self-Assessments

On a regular basis, the Board conducts a self-assessment of the Board as a whole to determine, among other matters, whether the Board is functioning effectively. The independent directors also undertake a peer assessment of other independent directors as part of this self-assessment process. Each committee of the Board also conducts a self-assessment of the committee’s effectiveness. The Board considers the results of this process when determining whether incumbent directors continue to demonstrate the attributes that should be reflected on the Board, or whether changes to membership are appropriate.

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COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees – Audit Committee, Compensation Committee, and Governance and Sustainability Committee – and an Executive Committee that convenes on an as-needed basis. The respective committee functions, memberships, and number of meetings held during fiscal year 2024 are listed below. A more detailed discussion of the purposes, duties, and responsibilities for each of the committees can be found in the respective committee charters, which are available at: https://www.nordson.com/en/about-us/corporate-governance

	Audit Committee	No. of meetings in 2024: 8

Members	Key Responsibilities

Frank M. Jaehnert (Chair) Annette K. Clayton Ginger M. Jones Christopher L. Mapes Milton M. Morris

•  Review the proposed audits (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of our systems of internal controls over financial reporting;

•  Select, retain, compensate, oversee and terminate, if necessary, the independent auditors for each fiscal year;

•  Establish and oversee procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters;

•  Review, approve and oversee all related-persons transactions; and

•  Provide oversight of cybersecurity risks.

Independence/Qualifications

•  All Audit Committee members are independent under Nasdaq listing standards, our Governance Guidelines and the heightened independence requirements applicable to audit committee members under SEC rules.

•  The Board has determined that Mr. Jaehnert and Ms. Jones each qualify as an “audit committee financial expert” pursuant to SEC rules and each of Mr. Jaehnert and Ms. Jones are independent directors under Nasdaq listing standards.

	Compensation Committee	No. of meetings in 2024: 5

Members	Key Responsibilities

Michael J. Merriman (Chair) John A. DeFord, Jr. Ginger M. Jones Jennifer A. Parmentier

•  Review and approve compensation for our executive officers;

•  Administer the incentive and equity participation plans under which we compensate our executive officers;

•  Provide oversight to executive talent and management succession planning, other than chief executive officer succession, which is a responsibility of the entire Board; and

•  Oversee the strong links between executive compensation and performance of our business by (i) holding executive sessions (without management present) at every regularly scheduled committee meeting; (ii) engaging an independent compensation consultant to advise on executive compensation issues, including peer benchmarking data; (iii) examining peer group compensation structures, goals, and financial performance; and (iv) basing incentive/variable pay on the achievement of financial and operating performance goals to foster alignment with shareholder interests.

Independence/Qualifications
• All Compensation Committee members are independent under Nasdaq listing standards and our Governance Guidelines.

	Governance and Sustainability Committee	No. of meetings in 2024: 4

Members	Key Responsibilities

Jennifer A. Parmentier (Chair) John A. DeFord Milton M. Morris

•  Assist the Board by identifying individuals qualified to serve as directors, and to recommend to the Board the director nominees for each annual meeting of shareholders;

•  Review and recommend to the Board qualifications for committee membership and committee structure and operations;

•  Oversee the Company’s strategy for ESG programs;

•  Develop and recommend to the Board a set of corporate governance policies and procedures;

•  Develop, administer, and oversee the self-assessment process for the Board and its committees;

•  Oversee management’s development of an orientation program for new directors; and

•  Review director’s compensation.

Independence/Qualifications
• All Governance and Sustainability Committee members are independent under Nasdaq listing standards and our Governance Guidelines.

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The Audit Committee has confirmed Ernst & Young LLP’s independence from management and the Company, including compatibility of non-audit services with the auditors’ independence. The Audit Committee Report to the Board is at page 35 of this Proxy Statement.

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DIRECTOR COMPENSATION

Objectives of Director Compensation

Impactful non-employee directors are critical to our success. We believe that the primary duties of non-employee directors are (1) to effectively represent the long-term interests of our shareholders and (2) to provide guidance to management. As such, our compensation program for non-employee directors is designed to meet several key objectives:

•	Adequately compensate directors for their responsibilities and time commitments and for the personal liabilities and risks that they face as directors of a public company;

•	Attract the highest caliber non-employee directors by offering a compensation program consistent with those at companies of similar size, complexity, and business character;

•	Align the interests of directors with our shareholders by providing a significant portion of compensation in equity and requiring directors to own our stock;

•	Provide compensation that is simple and transparent to shareholders and reflects corporate governance best practices; and

•	Where possible, provide flexibility in the form and timing of payments.

Elements of Director Compensation

We believe that the following features of our director compensation program support the objectives above:

•

We provide cash compensation through retainers for Board and committee service, as well as supplemental cash retainers to the Chair of the Board and chairs of our standing Board committees. The supplemental retainers compensate directors for the additional responsibilities and time commitments involved with chair responsibilities.

•	We do not provide separate Board and committee meeting fees.

•	All of the non-employee directors receive annual awards of restricted share units which vest 100% on the last day of the fiscal year.

•

As a practice, we do not grant securities to address any decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by any officer, director, or other employee.

•	We pay for, provide, or reimburse directors for expenses incurred to attend Board and committee meetings and director education programs.

•	Directors do not have a retirement plan but are afforded business travel and accident insurance coverage.

•	Our share ownership guidelines require non-employee directors to own at least five times their annual cash retainer in Nordson common shares.

•	Directors are prohibited from pledging or hedging Nordson common shares.

Determining Director Compensation. The Governance and Sustainability Committee oversees, reviews, and reports to the Board on director compensation. The Governance and Sustainability Committee bi-annually reviews competitive market data for non-employee director compensation and makes recommendations to the Board for its approval. The Governance and Sustainability Committee is assisted in performing its duties by Exequity LLP (“Exequity”), the Compensation Committee’s independent compensation consultant.

Exequity’s review for 2024 consisted of an analysis of competitive market data from a selected peer group of companies approved by the Compensation Committee. The peer group is consistent with the peer group used for the executive compensation review conducted during 2024.

30  |  Nordson Corporation – 2025 Proxy Statement

The components and respective amounts of non-employee director compensation for 2024 were:

ANNUAL DIRECTOR COMPENSATION(1)	ANNUAL CHAIR COMPENSATION
	Chair of the Board	$100,000
	Audit Committee Chair	$20,000
	Compensation Committee Chair	$15,000
	Governance and Sustainability Committee Chair	$15,000

(1)	The number of restricted share units granted is determined by dividing the target dollar value by the trailing 30-day average closing price of Nordson common shares.

Annual Cash Retainer. The cash retainers are paid in equal quarterly installments. Generally, for directors who join the Board after the commencement of a fiscal year, the annual retainer is prorated based on the number of days remaining in the fiscal year.

Annual Equity Award. Restricted share unit awards are granted annually and are effective the first business day of the fiscal year. The awards vest 100% on the last day of the fiscal year. If a director retires from the Board prior to the vesting date, restricted share units are forfeited on a pro-rata basis, based on the number of days served prior to retirement. If a director is appointed by the Board or elected by the shareholders after the commencement of a fiscal year, generally, the restricted share unit award is prorated based on the number of days remaining in the fiscal year. If restricted share units are not deferred, then the units and accrued dividend equivalents convert to Nordson common shares on a one-for-one basis on the vesting date.

Deferred Compensation Program. Under the directors deferred compensation plan, non-employee directors may defer all or a portion of their annual cash retainer into a non-qualified, unfunded deferred compensation account in the form of deferred cash or share equivalent units. Amounts deferred (i) as cash will earn a return based on the 10-year Treasury bill constant maturity interest rate or (ii) as share equivalent units will earn a return based on our common share price and accrued dividend equivalents. We do not pay above market or preferential interest rates under this deferred compensation plan.

Directors may elect to defer the receipt of restricted share units prior to the grant date. If the receipt is deferred, the restricted share units and accrued dividend equivalents will convert to share equivalent units on a one-for-one basis on the vesting date and thereafter are not subject to forfeiture.

After retirement or resignation from our Board, the share equivalent units and any cash retainers that were deferred as share equivalent units are paid out in our common shares in predetermined quarterly installments over a four-year period or in a lump sum, as elected by the director. Any cash retainers that were deferred as cash, and accrued interest thereon, will be paid out in cash in predetermined quarterly installments over a four-year period or in a lump sum, as elected by the director.

Share Ownership Guidelines. The Board believes that our non-employee directors should have a meaningful ownership interest in the Company and has implemented share ownership guidelines for our non-employee directors. The ownership guidelines require non-employee directors to own a minimum of five times their annual cash retainer in common shares. Shares held in the form of share equivalent units or restricted share units qualify as shares owned under the guidelines. Newly elected directors have five years within which to achieve the share ownership requirement. All non-employee directors currently meet the guidelines, except for Mr. Mapes, Dr. Morris, and Ms. Clayton, who were appointed within the last three years and have five years from the date of their respective appointment to achieve their ownership requirement, per the Governance Guidelines.

Nordson Corporation – 2025 Proxy Statement  |  31

Charitable Matching Gifts Program. Current and retired non-employee directors may participate in our charitable matching gifts program that is available to all current and retired employees. Mr. Merriman, Dr. Morris and Ms. Jones participated in this program in 2024, under which we made matching contributions totaling $75,000 in 2024.

Indemnity Agreements. To attract and retain highly qualified candidates to serve as our directors, we provide indemnification agreements that are intended to secure protection for our directors contemplated by our Amended Regulations (the “Regulations”) and to the full extent permitted by Ohio law.

Director Compensation Table for Fiscal Year 2024

The following table sets forth the total compensation of each non-employee director for services provided as a director in 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Annette K. Clayton	52,500	98,352	176	151,027

John A. DeFord	90,000	158,428	10,133	258,561

Frank M. Jaehnert	110,000	158,428	28,672	297,101

Ginger M. Jones	90,000	158,428	28,145	276,574

Christopher L. Mapes	71,413	132,026	293	203,732

Michael J. Merriman, Jr.	134,278	158,428	110,996	403,702

Milton M. Morris	90,194	158,428	35,063	283,686

Jennifer A. Parmentier	105,144	158,428	63	263,636

Victor L. Richey, Jr.	160,722	158,428	51,416	370,566

(1)

This column represents the grant date fair value of the restricted share unit awards as calculated under FASB ASC Topic 718 and does not reflect whether the recipient has actually received a financial gain from these awards. The assumptions made in valuing share awards reported in this column for 2024 are discussed in Note 13 Stock-based Compensation in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2024. Because the restricted share unit awards vest at the end of each fiscal year, none of our non-employee directors had any awards outstanding as of the end of fiscal 2024.

(2)	The following table describes each component of the “All Other Compensation” column of the Director Compensation Table for 2024:

Name	Interest and dividends on deferred compensation accounts ($)	Health, life, and business travel accident insurance benefits ($)		Charitable matching contributions made by the Company ($)	Total All Other Compensation ($)

Annette K. Clayton	113	63		0	176

John A. DeFord	10,070	63		0	10,133

Frank M. Jaehnert	28,609	63		0	28,672

Ginger M. Jones	8,082	63		20,000	28,145

Christopher L. Mapes	230	63		0	293

Michael J. Merriman, Jr.	70,237	20,758	[1]	20,000	110,996

Milton M. Morris	0	63		35,000	35,063

Jennifer A. Parmentier	0	63		0	63

Victor L. Richey, Jr.	51,353	63		0	51,416

[1]

Mr. Merriman receives $20,695 in income for insurance premiums for coverage based on the full COBRA premium value for 2024 because Mr. Merriman participates in our company-sponsored health care plan under a legacy program which affords health care coverage to a non-employee director on the same terms as our employees. No other non-employee directors participate in this legacy program, which has been discontinued as to additional participants.

32  |  Nordson Corporation – 2025 Proxy Statement

PROPOSAL 2: RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2025

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended October 31, 2024. The Audit Committee has appointed Ernst & Young LLP to serve as our auditors for the fiscal year ending October 31, 2025. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate shareholder questions. Although ratification of the appointment of the independent auditors is not required by law, the Audit Committee and the Board believe that shareholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee or the Board, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as our independent auditors would be considered by the Board in determining whether or not to continue the engagement of Ernst & Young LLP. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of independent auditors, whether or not our shareholders ratify the appointment.

As provided in the Audit Committee’s charter, the Audit Committee is responsible for directly appointing, retaining, terminating, and overseeing our independent registered public accounting firm. Our Audit Committee continuously evaluates the independence and effectiveness of Ernst & Young LLP and its personnel, and the cost and quality of its audit and audit-related services.

Pre-Approval of Audit and Non-Audit Services

At the start of each fiscal year, our Audit Committee pre-approves the audit services and audit-related services, if any, together with specific details regarding such services that we anticipate will be required for the fiscal year including, as available, estimated fees. The Audit Committee reviews the services provided to date and actual fees against the estimates and such fee amounts may be updated for presentation at the regularly scheduled meetings of the Audit Committee. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount. The Audit Committee may also revise the list of pre-approved services and related fees from time to time. All of the services described below under the captions “Audit Fees” and “Audit-Related Fees” with respect to fiscal years 2023 and 2024 were approved in accordance with this policy.

If we seek to engage our independent registered public accounting firm for other services that are not considered subject to general approval as described above, then the Audit Committee must approve each specific engagement as well as the estimated fees. The engagement will be presented to the Audit Committee for approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the chair of the Audit Committee to approve the engagement. Any approval by the chair is then reported to the full Audit Committee for ratification at the next Audit Committee meeting. In any event, approval of any engagement by the Audit Committee or the chair of the Audit Committee is required before our independent registered public accounting firm may commence any engagement. Additional approval is required before any fees can exceed approved fees for any specifically-approved services.

Nordson Corporation – 2025 Proxy Statement  |  33

Fees Paid to Ernst & Young LLP

The following table shows the fees we paid or accrued for audit and other services provided by Ernst & Young LLP for the fiscal years ended October 31, 2024 and October 31, 2023:

Services	Fiscal Year 2024	Fiscal Year 2023

Audit Fees (1)	$2,417,000	$2,967,500

Audit-Related Fees (2)	$ 125,000	$ 140,000

Tax Fees (3)	$ 0	$ 0

All Other Fees	$ 0	$ 0

Total Fees	$2,542,000	$3,107,500

(1)

Audit Fees of Ernst & Young LLP consisted of the audit of our annual consolidated financial statements, the quarterly review of interim financial statements, the audit of internal control over financial reporting, and statutory audits required internationally.

(2)	Audit-Related Fees include fees related to SEC registration statements.

(3)	Tax Fees include professional services rendered in connection with tax transaction diligence services.

RECOMMENDATION REGARDING PROPOSAL 2:

The Board of Directors recommends that

you vote “FOR” ratification of the Audit Committee’s

appointment of Ernst & Young LLP as our independent

registered public accounting firm for the fiscal year ending

October 31, 2025.

34  |  Nordson Corporation – 2025 Proxy Statement

AUDIT COMMITTEE REPORT

January 17, 2025

To: The Board of Directors of Nordson Corporation

The Audit Committee consists solely of independent Directors within the meaning of the Nasdaq listing standards. The Audit Committee oversees Nordson’s financial reporting process on behalf of the Board. Nordson’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an integrated audit of Nordson’s annual consolidated financial statements and internal control over financial reporting as of the end of the year in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee operates under a written charter that specifies the Committee’s responsibilities. The full text of the Committee’s Charter is available at: https://www.nordson.com/en/about-us/corporate-governance/audit-committee-charter. The Audit Committee members are not auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

Management has the responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended October 31, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

The Audit Committee discussed with our internal auditor and Ernst & Young LLP the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 filed with the Securities and Exchange Commission. The Audit Committee also evaluated and reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

This report has been furnished by the members of the Audit Committee:

Frank M. Jaehnert, Chair

Annette K. Clayton

Ginger M. Jones

Christopher L. Mapes

Milton M. Morris

Nordson Corporation – 2025 Proxy Statement  |  35

SECURITY OWNERSHIP OF NORDSON COMMON SHARES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of issued and outstanding Nordson common shares beneficially owned as of January 3, 2025 by directors, director nominees, each named executive officer, and all directors and executive officers as a group. There were 57,087,783 shares of common stock outstanding as of January 3, 2025. The business address for matters related to Nordson for each of our directors, director nominees, and executive officers is 28601 Clemens Road, Westlake, Ohio 44145.

This beneficial ownership information is based on information furnished by the directors, director nominees, and executive officers. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act for purposes of this Proxy Statement and is not necessarily to be construed as beneficial ownership for other purposes.

Name of Beneficial Owner	Total Number of Shares Beneficially Owned(1)(2)	Percent of Outstanding Shares

Annette K. Clayton, Director	210	*

John A. DeFord, Director	3,947	*

Frank M. Jaehnert, Director	18,633	*

Ginger M. Jones, Director	4,644	*

Christopher L. Mapes, Director (3)	800	*

Michael J. Merriman, Jr., Director	27,544	*

Milton M. Morris, Director	1,574	*

Jennifer A. Parmentier, Director	2,723	*

Victor L. Richey, Jr., Chair of the Board	19,099	*

Sundaram Nagarajan, Director, President and Chief Executive Officer	169,596	*

Daniel R. Hopgood , Executive Vice President and Chief Financial Officer	—	*

Stephen F. Shamrock, Vice President and Chief Accounting Officer	422	*

Joseph P. Kelley, Executive Vice President	47,854	*

Stephen P. Lovass, Executive Vice President	30,454	*

Jennifer L. McDonough, Executive Vice President, General Counsel and Secretary	8,885	*

Directors, director nominees, and executive officers as a Group (18 persons)	454,183	*

*	Less than 1%

(1)

This column reflects the total number of securities beneficially owned by each of the listed individuals. Except as otherwise stated, beneficial ownership of the shares held by each of the directors, director nominees, and executive officers consists of sole voting power and/or sole investment power, or of voting power and investment power that is shared with the spouse of the director, director nominee, or executive officer, which includes the power to dispose of or to direct the disposition of such security.

(2)	This column includes shares non-employee directors and executive officers have a right to acquire beneficial ownership of within 60 days of January 3, 2025, as follows:

(i)

the settlement and payout of Performance Share Unit awards for the performance period 2022-2024, in the following amounts: Mr. Nagarajan 9,112; Mr. Kelley 2,615; Mr. Lovass 1,841; and Ms. McDonough 1,167. The aggregate number of shares which all current non-employee directors and executive officers have the right to acquire by this method is 18,666.

(ii)

exercise of vested stock options the following amounts: Mr. Nagarajan 118,308; Mr. Kelley 42,103; Mr. Lovass 23,933; and Ms. McDonough 23,933. The aggregate number of shares which all current non-employee directors and executive officers have the right to acquire by this method is 250,330.

(3)

The balance of shares beneficially owned by Mr. Mapes includes 517 Restricted Share Units, comprised of his FY2024 prorated equity award and quarterly dividends accrued thereon, that will vest on January 16, 2025. within 60 days after January 3, 2025. More than one person may be deemed to be a beneficial owner of the same securities.

36  |  Nordson Corporation – 2025 Proxy Statement

Five Percent Beneficial Owners

The following table lists each person we know to be an owner of more than 5% of our common shares as of January 3, 2025.

Beneficial Owner	Total Number of Shares Beneficially Owned	Percent of Outstanding Shares

The Vanguard Group, Inc.(1)	6,069,686	10.7%

BlackRock, Inc.(2)	3,855,103	6.8%

Jennifer A. Savage(3)	2,945,523	5.2%

(1)

The information set forth is based solely on the Schedule 13G/A filed February 13, 2024 with the SEC by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, wherein it reported beneficial ownership of 6,069,686 shares and stated that it has sole voting power over none of the reported shares, sole investment power over 5,889,029 of the reported shares, shared voting power over 59,682 of the reported shares, and shared investment power over 180,657 of the reported shares.

(2)

The information set forth is based solely on the Schedule 13G/A filed January 26, 2024 with the SEC by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, wherein it reported beneficial ownership of 3,855,103 shares and stated that it has sole voting power over 3,516,891 of the reported shares and sole investment power over all of the reported shares.

(3)

The information set forth is based solely on the Schedule 13G/A filed January 2, 2025 with the SEC by Jennifer A. Savage, c/o Schneider Smeltz Spieth Bell LLP, 1375 E. Ninth Street, Suite 900, Cleveland, Ohio 44114, wherein she reported beneficial ownership of 2,945,523. shares and stated that she has sole voting and investment power over 1,608,588 of the reported shares and shared voting and investment power over 1,336,935 of the reported shares. According to the Schedule 13G/A, the amount of shares beneficially owned by Ms. Savage includes: (1) 1,507,888 Common Shares owned in trusts held for the benefit of Nord family descendants, of which Jennifer A. Savage is the sole trustee, (2) 100,700 Common Shares owned by a CLAT with a current charitable beneficiary and Nord family descendants as remainder beneficiaries, of which Jennifer A. Savage is the sole trustee, (3) 754,536 Common Shares owned by Eric T. Nord Trusts, of which Jennifer A. Savage is a co-trustee, and (4) 582,399 Common Shares owned by trusts held for the benefit of Nord family descendants, of which Jennifer A. Savage is a co-trustee.

Nordson Corporation – 2025 Proxy Statement  |  37

PROPOSAL 3: APPROVE, ON AN ADVISORY BASIS,

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking shareholders to vote, on an advisory basis, to approve the compensation of our named executive officers, or NEOs, as further described in the “Executive Compensation Discussion and Analysis” section of the Proxy Statement.

We encourage you to read the “Executive Compensation Discussion and Analysis” section of the Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Also, we encourage you to review the Summary Compensation Table and related compensation tables and narrative of this Proxy Statement, which provide detailed information on the compensation of our named executive officers.

We are asking our shareholders to indicate their support for compensation paid to our named executive officers as described in this Proxy Statement by voting “FOR” the following resolution at the 2025 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Discussion and Analysis, the executive compensation tables, and related narrative.”

This advisory resolution, commonly referred to as a “Say-on-Pay” resolution, is being presented to our shareholders for a vote pursuant to Section 14A of the Exchange Act and is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. The next Say-on-Pay resolution will be voted upon at the 2026 Annual Meeting of Shareholders.

RECOMMENDATION REGARDING PROPOSAL 3:

The Board of Directors recommends that you vote “FOR”

the approval, on an advisory basis, of the compensation of

our named executive officers.

38  |  Nordson Corporation – 2025 Proxy Statement

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

All references in this Executive Compensation Discussion and Analysis section of the Proxy Statement to “year” or “years” are references to fiscal years unless otherwise noted. Our fiscal year ends October 31.

This Executive Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, our compensation decision process, and the elements of our executive compensation program for our named executive officers for 2024. They are:

Named Executive Officer	Title(1)

Sundaram Nagarajan	President and Chief Executive Officer

Daniel R. Hopgood	Executive Vice President and Chief Financial Officer

Joseph P. Kelley	Executive Vice President, Industrial Precision Solutions

Stephen P. Lovass	Executive Vice President, Medical and Fluid Solutions

Jennifer L. McDonough	Executive Vice President, General Counsel and Secretary

Stephen F. Shamrock	Vice President and Chief Accounting Officer and Former Interim Chief Financial Officer

(1)	This column reflects the title of each NEO as of October 31, 2024.

During 2024, we effectuated several changes to our Executive Leadership Team, including with respect to our Named Executive Officers (“NEOs”). Mr. Hopgood was appointed CFO of the Company, effective May 20, 2024. Mr. Shamrock is an NEO for 2024 because he served as the Company’s Interim Chief Financial Officer from November 1, 2023 through Mr. Hopgood’s appointment on May 20, 2024. Mr. Shamrock was also appointed as Chief Accounting Officer on November 1, 2023 and still holds this role.

Nordson Corporation – 2025 Proxy Statement  |  39

The CD&A and the Executive Compensation Tables are organized as follows:

40  |  Nordson Corporation – 2025 Proxy Statement

EXECUTIVE SUMMARY

Fiscal Year 2024 Financial Performance

In 2024 we continued to accelerate the Ascend Strategy, which was launched in 2021 to achieve top-tier margins and returns. The strategy aims to deliver $3 billion in sales at a sustained 30%+ EBITDA margin by 2025. With our fourth consecutive year of record sales topping $2.7 billion and EBITDA totaling a record $819 million(1), or 31% of sales, we are seeing our leadership in niche end markets with differentiated products, deliver balanced results in an ever-changing macro environment.

During 2024, we also grew through acquisitions. Our most recent acquisition of Atrion Corporation expanded our medical portfolio into new markets and therapies, supported by long-term secular growth trends. We returned to the public debt market in 2024, in line with our capital deployment strategy, to enable our future growth.

We also increased our dividend by 15% marking the 61st consecutive year of annual dividend increases.

In 2024, we saw momentum accelerating the Ascend Strategy as it delivered results for our employees, customers, communities and investors, despite another year of macro-economic challenges.

(1)	See Reconciliation of Financial Measures (Unaudited) following the Questions and Answers About the Annual Meeting and These Proxy Materials section of this Proxy Statement.

Long-Term Shareholder Value Creation

Total Shareholder Return*
250%
200%
150%
100%
50%
0%
1 Year Return
5 Year Return
10 Year Return
Total Shareholder Return

*	“Total Shareholder Return” is defined as (share price end of period—share price start of period + dividends paid) / share price start of period.

2024 Say-On-Pay Results

Our most recent Say-on-Pay proposal received support from 94.8% of our shareholders.

VOTES CAST IN FAVOR

Nordson Corporation – 2025 Proxy Statement  |  41

Pay for Performance

2024 Annual Cash Incentive Award

Performance Measure (Weight)(1)	Achievement as % of Target(2)
	Corporate	IPS	ATS	MFS

Organic Revenue (40%)	69%	96%	—%	70%

Base Business Operating Profit (60%)	99%	101%	—%	68%

(1)	See the Compensation Discussion and Analysis below for how these metrics are defined.

(2)	Achievement is shown for actual currency results.

2022—2024 Performance Share Unit Award: Performance Measures

	2022			2023			2024

Performance Measure (Weight)(1)	Target	Actual	Result (% of Target)	Target	Actual	Result (% of Target)	Target	Actual	Result (% of Target)	Total

EPS Growth (40%)	8%	20%	200%	8%	(10)%	—%	8%	(4)%	—%

ROIC (30%)	12%	19%	200%	12%	15%	155%	12%	12%	103%

EBITDA Margin (30%)	28%	31%	174%	28%	30%	146%	28%	30%	153%

Total Performance			192%			91%			77%	120%

(1)	See the Compensation Discussion and Analysis below for how these metrics are defined and weighted.

42  |  Nordson Corporation – 2025 Proxy Statement

DISCUSSION OF OUR COMPENSATION PROGRAM

Executive Compensation Philosophy

Our compensation plans and programs are designed to drive sustainable results and deliver long-term, superior shareholder returns. We believe that Nordson’s consistent long-term shareholder value creation is attributable to a rigorously-applied operating model that has been strengthened by our Ascend strategy and is implemented by a team of talented and committed executives. Accordingly, our executive compensation program underpins and reinforces this model and the performance it generates. We design our executive compensation plans and programs based on three fundamental objectives as set forth below:

Align with Shareholder Interests	Pay for Performance	Talent Retention
Executives are primarily rewarded through equity-based, long-term awards, which directly tie to share price movement and the creation of shareholder value.	A significant portion of compensation is provided through variable, performance based components that are at-risk and based on achievement of designated objectives.	Our program is designed to achieve the Company’s goal of attracting, developing and retaining agile, global business leaders who can establish and drive financial and strategic growth objectives to build long-term shareholder value.

To accomplish these objectives, we adhere to the following practices and procedures:

What We Do	What We Do Not Do

✓ Pay-for-Performance. A significant portion of executive pay is tied to key financial and operating measures.

×  No Significant Perquisites. Our modest perquisites include reimbursement for airline club memberships (up to two); financial and tax planning services (up to $5,000 per year) and executive physicals.

✓ Compensation Consultant. The Compensation Committee engages an independent compensation consultant.	× No Above-Market or Preferential Earnings. We do not pay above-market or preferential earnings on non-qualified deferred compensation.

✓ Share Ownership Guidelines. There are restrictions on sales of vested awards until an executive officer has attained meaningful stock ownership.	× No Hedging, Pledging or Short Sales Transactions. We prohibit directors and executive officers from pledging Nordson securities for loans or engaging in hedging transactions.

✓ Peer Group Benchmarking. We review our compensation peer group annually and make adjustments as needed.	× No Change-in-Control Severance Tax Gross-Ups. We have eliminated tax gross ups on any severance benefits for officers elected after November 1, 2015.

✓ Balanced Compensation Structure. We combine fixed and variable, short-term and long-term, and cash and equity compensation.	× No Single-Trigger for Change-in-Control Severance. Cash severance payments and equity awards provide for “double-trigger” vesting.

✓ Market Competitive Compensation. Our compensation program is competitive within our peer group, which allows us to attract and retain key talent.	× No Dividends or Dividend Equivalents on Unearned Equity. PSUs and RSUs do not earn or pay dividends until the shares are earned.

✓ Capped Award Payouts. We have maximum limits on the amount of annual cash incentives and equity awards that may be paid out.	× No Excessive Dilution. We review and monitor relative to competitive practice ongoing awards, forfeitures, dilutive impact of equity compensation on our shareholders, and annual run rates.

✓ Clawback Provisions in our Equity and Cash Incentive Awards. Our Annual Cash Incentive Award and equity-based incentive compensation awards are subject to recoupment and forfeiture.	× No Share Repricing. We prohibit repricing of underwater stock options and other awards without shareholder approval.

✓ Talent Management. We engage in an ongoing, rigorous review of executive talent and succession plans for key operating and corporate roles.	× No Automatic Vesting. We generally require a minimum vesting period of at least one year for all types of equity awards.

Nordson Corporation – 2025 Proxy Statement  |  43

Executive Compensation Decision Process

The implementation and oversight of our executive compensation program spans the entire year with meaningful touchpoints between the Compensation Committee, management, and our independent compensation consultant, Exequity. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to creating value for our shareholders. In support of this belief, the Compensation Committee employs diligent oversight of the executive compensation program to ensure its operation and effectiveness as detailed below:

Roles in the Compensation Decision Process

Role of the Compensation Committee

The Compensation Committee is responsible for establishing our executive compensation program and for making compensation decisions under the program. Each year, the Compensation Committee reviews and sets the performance targets that apply to incentive awards taking into consideration shareholder feedback and the performance of the Company. The Compensation Committee also discusses the Board’s evaluation of the CEO and the CEO’s evaluation of the other executives to approve recommendations regarding base salary, annual cash incentive compensation and long-term incentive compensation. The Compensation Committee may delegate power and authority to subcommittees of the Compensation Committee as it deems appropriate.

Role of Executive Management

Our Chief Executive Officer, along with our Chief Human Resources Officer, provide additional information and analysis as requested by the Compensation Committee. More specifically, they provide support for Compensation Committee meetings and make recommendations about designs for our Annual Cash Incentive Award and long-term equity-based awards. In addition to the responsibilities above, Mr. Nagarajan also: (i) provides to the Board of Directors a self-assessment of his own performance; (ii) provides an assessment of each executive officer’s performance; and (iii) recommends annual base salary adjustments, payouts of Annual Cash Incentive Awards and Performance Share Unit Awards, and the grant value of annual and other long-term incentive equity awards for the upcoming year for executive officers other than himself.

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Role of the Third-Party Executive Compensation Consultant

The Compensation Committee retained Exequity as its independent executive compensation consultant to support the Compensation Committee’s oversight and management of our executive compensation programs. Exequity reports directly to the Compensation Committee, and its responsibilities include assisting the Compensation Committee with validating our executive compensation plans and programs through periodic benchmarking studies and analysis. In addition, Exequity informs the Compensation Committee of regulatory developments and market trends related to executive compensation practices. The Compensation Committee’s charter requires that it annually assess the independence of Exequity in light of SEC rules and Nasdaq listing standards. In 2024, the Compensation Committee performed this assessment and concluded that no conflict of interest prevented Exequity from independently and objectively advising the Compensation Committee.

Key Factors in the Executive Compensation Decision Process

Shareholder Say-on-Pay Vote

Our executive compensation program aligns with our shareholders’ interests and rewards executives for achieving performance goals and business objectives. In making executive compensation decisions, the Compensation Committee considers the results of the advisory say-on-pay shareholder vote and believes that these results represent an affirmation that our pay practices align with our compensation philosophy. The results of our say-on-pay vote for the past three years are as follows:

Annual Meeting Year	FOR Vote (%)

2024	94.78%

2023	95.06%

2022	93.99%

We value the positive endorsement by our shareholders of our executive compensation policies and believe that the outcome signals our shareholders’ support of our executive compensation program. As a result, our Compensation Committee has retained our general approach to executive officer compensation, with an emphasis on performance-based short and long-term incentive compensation that rewards our most senior executives when they deliver value for our shareholders. We currently hold our “Say-on-Pay” vote annually. Our next shareholder vote on the frequency of our “Say-on-Pay” vote is expected to be held at our 2029 Annual Meeting of Shareholders.

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Benchmarking - Peer Group and Compensation Surveys

As part of its compensation decision process, the Compensation Committee conducts an annual review of the compensation practices of the competitive market against a group of peer companies. The Compensation Committee also reviews the peer group annually and makes modifications so that the group closely resembles our competitive market for executive talent. Generally, we set our executive compensation to be in line with benchmark data using companies selected as our proxy peers. In line with our pay-for-performance philosophy, we would expect that, over time, incentive awards would pay out above target for performance that outperforms that of our peers, and below target for performance that falls short of peer group performance. At its May 2023 meeting, the Compensation Committee, in consultation with Exequity, approved a compensation peer group for 2024 compensation decisions based on the following criteria:

Peer Group Determining Criteria

• Revenue generally between 0.5x - 2.0x Nordson’s revenue

• Market value generally between 0.33x - 3.0x Nordson’s market value

• Global scope and similar business model characteristics

• Profiles similar to Nordson’s, based on industries served

Based on a review of companies meeting this criteria, the following companies are included in our peer group for 2024, which reflect no changes from the 2023 peer group:

Nordson’s Peer Group for 2024

AMETEK, Inc.	Graco Inc.	Lincoln Electric Holdings, Inc.	Trimble Inc.

Barnes Group Inc.	ICU Medical, Inc.	MKS Instruments, Inc.	Vontier Corporation

Chart Industries, Inc.	IDEX Corporation	National Instruments Corporation	Watts Water Technologies, Inc.

Donaldson Company, Inc.	ITT Inc.	Teleflex Incorporated	Woodward, Inc.

Entegris, Inc.	Keysight Technologies	Teradyne, Inc.

	Revenue(1) ($MMs)	Market Cap As of Dec. 2022(2) ($MMs)

75th Percentile	$3,427	$12,089

Average	$3,039	$10,306

Median	$3,155	$7,164

25th Percentile	$2,212	$4,843

Nordson Corporation	$2,590	$13,587

(1)	Revenue values are as of the most recent fiscal year ending on or before December 31, 2022.
(2)

Our compensation peer group for 2024 was approved during the May 2023 meeting. Due to the date of this meeting, the latest full-year data available to and considered by the Compensation Committee was December 2022.

Setting Goals and Compensation

Our Ascend Strategy provides the basis for determining annual and long-term performance goals and objectives under our executive compensation program. The performance goals focus on delivering growth and value for

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shareholders over time and align performance with shareholder expectations and market trends. Our incentive plan metrics are designed to be highly performance-oriented, with rigorous targets to drive shareholder value.

We establish goals using the prior year-end financials as a baseline for growth and keep consistent metrics for the entire Company. We look at additional internal and external data to further develop our recommendation and establish our relevant targets.

•	Expected future performance. We assess our future expected performance based on our five-year plan and thoroughly analyze our incentive goals compared to those of our peers.

•

Historic performance. We conduct a rigorous annual review of our historic performance and the historic performance of our peers, particularly our proxy peers, but also consider a group of mid-cap industrial peers and growth-focused companies for reference, to help us establish relevant targets.

•	Other external factors. We consider economic conditions, investor and shareholder expectations, pay for performance alignment, and other factors in establishing our targets.

Based on a qualitative analysis of all factors, and considering input from the independent executive compensation consultant, the Compensation Committee sets the incentive goals and targets for our executive officer compensation. Throughout the year, the Compensation Committee receives regular updates from management on performance against these goals and targets to monitor performance.

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Elements of Compensation

Our executive compensation program is primarily performance-based. The following chart summarizes the principal components of our executive compensation program and the drivers of each element.

Pay Component	Role	Determination Factors

Salary	Fixed cash compensation that provides a reliable source of income	Competitive positioning against benchmark data for similar roles, individual performance, experience and potential.
Annual Cash Incentive Awards	Cash incentive compensation that rewards for driving key business, operational and individual performance. Range: 0-200%	One-year performance period
• 50% Segment Performance* ¡ 40% Organic Revenue ¡ 60% Base Business Profit
• 50% Total Company Performance ¡ 40% Organic Revenue ¡ 60% Base Business Profit
Long-Term Incentive Awards	Long-term equity based compensation that facilitates retention, increases share ownership and aligns interest of executives and shareholders.
Performance Share Units (50%)

Rewards executives for achieving long-term financial goals.

Granted at the beginning of a three-year performance period with units earned based on performance achievement over the three-year period.

Range: 0-200%

Three-year performance period
• 40% EPS Growth
• 30% ROIC
• 30% EBITDA Margin

Stock Options (30%)	Incentivizes executives through share price appreciation. Vested options remain exercisable for 10 years from the date of the grant.	Four-year incremental vesting
• Share price

Restricted Share Units (20%)	Promotes execution on longer-term financial and strategic goals that drive shareholder value creation.	Three-year incremental vesting
• Share price

Perquisites	Minimal perquisites are provided to enable executives to focus on company business with minimal distractions.	• Competitive market practice for similar roles

*	Individual Segment performance for Segment Leaders; Combined Segment performance for CEO & Functional Executive Leaders

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CEO Compensation

During its November 2023 meeting, the Compensation Committee, with input from Exequity, established Mr. Nagarajan’s 2024 total target direct compensation as Chief Executive Officer, taking into account a number of factors, including a competitive market review, tenure and experience, relative internal pay equity, the Board’s assessment of Mr. Nagarajan’s performance, and the Company’s overall financial and operating performance. Considering these factors, the Compensation Committee established his 2024 compensation as:

2024 Compensation Element	Value

Base Salary	$1,010,000

Annual Cash Incentive Award Target Opportunity	$1,212,000 (120% of base salary)

2024-2026 Performance Share Unit Award Target Opportunity	12,980 share units $2,979,948 grant date fair value

Stock Options	21,471 shares $1,740,010 grant date fair value (1)

Restricted Share Units	5,192 share units $1,239,850 grant date fair value

(1)

The grant date fair value was determined using the Black-Scholes option pricing model on the date of grant. The actual value of stock option awards earned will be determined by the value of our common shares on the date of exercise.

Total Target Compensation Mix

We design our executive officers’ compensation opportunity to be largely performance-based and at-risk. Consistent with our pay for performance philosophy and to incentivize our executives to focus on performance, approximately 88% of the target total compensation opportunity for Mr. Nagarajan and 72% of the average total target compensation opportunity for our other named executive officers in 2024 was at-risk or based on attainment of performance metrics. This includes approximately 74% for Mr. Nagarajan’s compensation and 54% for the average named executive officer’s compensation in the form of long-term and multi-year incentive opportunities granted in performance share units, stock options and restricted share units. The performance share units depend on attainment of pre-established performance metrics. Approximately 14% of Mr. Nagarajan’s and 19% of the average of the other named executive officers’ 2024 compensation was in the form of an at-risk annual cash incentive opportunity that is tied to year over year achievement of strategic goals.

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Our executive compensation program does not prescribe a specific formula for the mix of base salary and annual and long-term incentive components. This allows us to develop an appropriate compensation mix, depending on business performance.

Base Salary
• Represents 12% of the CEO’s, and 28% of the average of the other named executive officers’ target direct compensation(1)
Annual Cash Incentive Award

•  Represents 14% (at target) of the CEO’s, and 19% (at target) of the average of the other named executive officers’ target direct compensation

•  Designed to drive high performance results year-over-year

•  Places significant portion of annual compensation at risk

Long-term Incentive Awards

•  Represents 74% of the CEO’s, and 54% of the average of the other named executive officers’ target direct compensation

•  Intended to align interests of executive officers with shareholders’ long-term interests

•  Performance share incentive awards (at target, 50% of long-term compensation opportunity) are payable in unrestricted Nordson common shares to the extent pre-established quantitative performance goals are met

•  Stock options (approximately 30% of long-term compensation opportunity) vest in 25% increments over four years and only have value if the price of the Company’s shares increases after the award

•  Restricted share unit awards (approximately 20% of long-term compensation opportunity) vest over a three-year period and are an important management succession planning, retention, and recognition tool

(1)

Target direct compensation is defined as the sum of an executive officer’s base salary, annual cash incentive award, and long-term incentive awards, in each case, calculated at the target level specified by the Compensation Committee.

Base Salary

The Compensation Committee determines annually the base salaries of our executive officers, including whether to award base salary increases from the previous year and, if so, the magnitude of the increase, based on the following factors:

•	level of tenure, experience and responsibility;

•	Company, business segment, and individual performance during the prior year;

•	market and survey data;

•	internal pay equity;

•	the Compensation Committee’s assessment of other elements of compensation provided to the executive officer; and

•	our Chief Executive Officer’s recommendation for all executive officers other than himself.

The Compensation Committee set individual base salaries of our named executive officers for 2024 at a level consistent with the general objective of paying total target direct compensation to approximate the median of our peer group; however, each named executive officer’s position relative to median may vary depending on a consideration of factors such as tenure, experience, future potential, internal pay equity, and performance. In setting the salaries, we considered Exequity’s input and analysis, and the recommendations of Mr. Nagarajan, Chief Executive Officer (except with respect to his own salary).

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The following table reflects the annualized base salaries of our named executive officers for 2024 and 2023 (fiscal year end):

Named Executive Officer	Base Salary 2024 ($)	Base Salary 2023 ($)	Increase in Base Salary (%)

Sundaram Nagarajan	$1,010,000	$975,000	3.6%

Daniel R. Hopgood	$520,000	$—	—

Joseph P. Kelley	$563,000	$543,000	3.7%

Stephen P. Lovass	$481,000	$464,000	3.7%

Jennifer L. McDonough	$462,000	$445,000	3.8%

Stephen F. Shamrock	$334,809	$—	—

Annual Cash Incentive Award

The Annual Cash Incentive Award is designed to drive high-performance results based on the achievement of our annual financial objectives, which focus our executives on key business strategies and align the interests of our executive officers with our shareholders. Through the Annual Cash Incentive Award, executive officers are provided the opportunity to earn a significantly higher payout if target performance is exceeded but bear the risk of a lower payout if target performance is not achieved, and no payout if threshold performance is not achieved.

Performance and payouts under the Annual Cash Incentive Award were determined based on financial measures — organic revenue (weighted 40%) and base business operating profit (weighted 60%), excluding non-recurring significant acquisitions costs and facility relocation costs.

We consider organic revenue and base business operating profit to be measures critical to our success and that offer the proper balance between growth and profitability. More specifically:

•	Organic revenue measures how management has succeeded in increasing sales from its existing businesses and excludes any growth from acquisitions or divestitures.

•

Base business operating profit measures the total earnings from the core business, and excludes the deduction of interest, taxes, and profits from any ancillary investments, and the impact on operating profit of non-recurring significant acquisition costs or facility relocation costs.

For named executive officers who have responsibility for certain corporate functions (including our Chief Executive Officer, Chief Financial Officer, and Executive Vice President, General Counsel and Secretary) the corporate financial measures accounted for 50% of any payout with a weighted average of the business segments’ financial measures accounting for the other 50% of the payout. For the named executive officers with responsibility for a business segment, the corporate financial measures accounted for 50% of any payout with the applicable business segment’s financial measures accounting for the other 50% of the payout.

The Compensation Committee established target payout opportunities, including threshold and maximum payout opportunities, for our named executive officers after considering Exequity’s analysis of our peer group’s annual incentive opportunities and approximating the peer group median of such opportunities.

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The following table reflects the payout opportunities as a percentage of base salary:

Named Executive Officer	Incentive Amount as a Percentage (%) of Base Salary Target

Sundaram Nagarajan	120%

Daniel R. Hopgood	75%

Joseph P. Kelley	80%

Stephen P. Lovass	70%

Jennifer L. McDonough	70%

Stephen F. Shamrock	35%

The Compensation Committee established the following quantitative financial performance measures and goals for the Annual Cash Incentive Awards (the applicability of which differ depending on the Named Executive Officer)(1):

Measure (Weight in %)	Growth Targets (in millions)

Organic Revenue (40%)	Threshold 25%	Target 100%	Maximum 200%

Corporate	$2,390	$2,655	$2,921

IPS (Industrial Precision Solutions)	$1,167	$1,297	$1,427

MFS (Medical Fluid Solutions)	$618	$687	$755

ATS (Advanced Technology Solutions)	$610	$678	$746

Base Business Operating Profit (60%)	Threshold 25%	Target 100%	Maximum 200%

Corporate	$592	$697	$801

IPS (Industrial Precision Solutions)	$396	$465	$535

MFS (Medical Fluid Solutions)	$174	$205	$235

ATS (Advanced Technology Solutions)	$111	$131	$150

(1)	Straight line interpolation applies to performance between designated goals.

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Determination of Payout Amounts

The Compensation Committee determined the Annual Cash Incentive Award by first certifying performance and calculating performance as a percentage of target for the financial measures. The results are presented in the table below:

Measure (Weight in %)	Growth Rate (in millions)		Actual Currency (in millions)		Currency Neutral (in millions)

Organic Revenue (40%)	Threshold	Target	Result	% of Target	Result	% of Target

Corporate	$2,390	$2,655	$2,544	68.7%	$2,546	69.2%

IPS (Industrial Precision Solutions)	$1,167	$1,297	$1,289	95.7%	$1,291	96.4%

MFS (Medical Fluid Solutions)	$ 618	$ 687	$ 659	70.1%	$ 659	69.9%

ATS (Advanced Technology Solutions)	$ 610	$ 678	$ 596	—%	$ 596	—%

	Growth Rate (in millions)		Actual Currency (in millions)		Currency Neutral (in millions)

Base Business Operating Profit (60%)	Threshold	Target	Result	% of Target	Result	% of Target

Corporate	$592	$697	$696	99.2%	$697	100.2%

IPS (Industrial Precision Solutions)	$396	$465	$466	101.2%	$467	102.1%

MFS (Medical Fluid Solutions)	$174	$205	$192	68.4%	$192	68.3%

ATS (Advanced Technology Solutions)	$111	$131	$103	—%	$104	—%

Next, the Compensation Committee determined the combined factor payouts, as a percentage of target. The results are presented in the table below:

Named Executive Officer	Company Factor (% of Target)	Segment Factor (% of Target)	Combined Factor Payout (% of Target)

Sundaram Nagarajan	43.5%	32.9%	76.4%

Daniel R. Hopgood	43.5%	32.9%	76.4%

Joseph P. Kelley	43.5%	49.5%	93.0%

Stephen P. Lovass	43.5%	34.6%	78.0%

Jennifer L. McDonough	43.5%	32.9%	76.4%

Stephen F. Shamrock	50.4%	21.7%	72.2%

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Under our currency adjustment policy, because the difference between the two potential payout percentage rates is equal to or less than +/- 10 percentage points, the Annual Cash Incentive Award payout is based on the calculation at actual currency rates, with no adjustments. The results are presented in the table below:

Named Executive Officer	Target Payout Opportunity ($)	Combined Factor Payout (% of Target)		Actual Payout ($) (1)

Sundaram Nagarajan	$1,212,000	76.4%		$925,721

Daniel R. Hopgood	$172,500	76.4%		$131,790	(2)

Joseph P. Kelley	$450,400	93.0%		$418,757

Stephen P. Lovass	$336,700	78.0%		$262,554

Jennifer L. McDonough	$323,400	76.4%		$247,008

Stephen F. Shamrock	$117,250	72.2	%(3)	$84,606

(1)	The Actual payout shows the dollar amount paid to each named executive officer and may not add due to rounding.
(2)	Mr. Hopgood’s target payout opportunity was prorated based on the number of days he served as our Chief Financial Officer in 2024.
(3)	Mr. Shamrock’s Combined Factor Payout reflects a weighting of 70% Total Company Performance and 30% Segment Performance..

In addition to the Annual Cash Incentive Awards described above, during 2024, Mr. Hopgood received a one-time $175,000 payment in connection with the commencement of his employment in lieu of a bonus forfeited from his prior employer, and Mr. Shamrock received a one-time $25,000 payment in connection with his increased responsibilities as Interim Chief Financial Officer.

No discretion was exercised to increase or decrease the formulaic incentive award payouts to the named executive officers.

Long-Term Incentive Awards

Our long-term incentive awards are currently delivered through a combination of three forms of equity: (i) performance share units; (ii) stock options; and (iii) restricted share units.

The Compensation Committee begins the process of determining equity awards by comparing our equity compensation programs to those of our peer group. The Compensation Committee also reviews market compensation data based on survey data provided by Aon Hewitt.

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In reaching a final decision on the mix and amount of equity compensation our named executive officers should receive, the Compensation Committee took numerous factors into consideration. As referenced above, market alignment and competitiveness were key factors the Compensation Committee considered in setting equity compensation levels. Other factors considered were current industry trends, practices among our peer group, and the behaviors the awards were intended to drive. In addition to these factors, the Compensation Committee placed significant weight on the dilutive impact equity issuances have on our shareholders. In assessing dilution, the Compensation Committee considered the annualized effect of equity compensation by analyzing the equity “burn rate” over one-year and three-year periods. Burn rate, in its simplest form, is determined by dividing the projected number of shares to be issued to employees by the weighted average number of shares outstanding. The Compensation Committee also considered the aggregate impact of all past equity compensation grants by looking at the Company’s equity compensation “overhang.” Overhang is determined by dividing all outstanding equity grants and shares available for future grants by the total number of shares outstanding. The resulting percentage provided the Compensation Committee with insight into the long-term cost of the Company’s equity compensation programs. In 2024, the Compensation Committee adjusted the approximate allocation of the three components (as a percentage of long-term incentive compensation opportunity) to increase Performance Shares from 40% to 50% and to decrease Stock Options from 40% to 30%. The current mix is as follows:

Equity Form	% of Opportunity

Performance Share Units	50

Stock Options	30

Restricted Share Units	20

Performance Share Incentive Award

A portion of each named executive officer’s annual total direct compensation opportunity is in the form of performance share units, which are settled in unrestricted Nordson common shares at the time of payout.

In selecting the quantitative performance measures and goals for the 2024 Performance Share Incentive Award, the Compensation Committee considered whether the measures were appropriately aligned with those in the Annual Cash Incentive Award so that the overall compensation design did not unintentionally encourage our executive officers to take unnecessary or excessive risk or actions that are inconsistent with our year-over-year and long-term objectives. Performance and payouts under the Performance Share Incentive Award are determined based on quantitative corporate financial measures — adjusted earnings per share growth, return on invested capital, and EBITDA margin. More specifically:

•

Adjusted Earnings per share (EPS) growth (non-GAAP) measures the rate at which management has succeeded in growing profits per unit of shareholder ownership. We updated our definition for the 2024 Performance Share Incentive Award to define it as net income divided by the weighted average common shares outstanding, less acquisition amortization and nonrecurring items in order to appropriately incentivize our executives to consider acquisitions and other corporate initiatives that are in the best interest of the Company’s future performance. We believe it puts the highest emphasis on revenue growth and operating profit growth and focuses leadership on profitable growth in the long-term.

•

Return on invested capital (ROIC) measures the amount of profitability per unit of capital invested by management to generate earnings. We define it as the sum of net income (loss) plus after-tax interest expense on debt as a percentage of the sum of average quarterly shareholders’ equity plus average quarterly debt (net of cash and cash equivalents).

•

EBITDA margin (non-GAAP) measures the profitability created through a high level of differentiation and operation excellence of the Company. We define it as the sum of operating profit adjusted for nonrecurring items plus depreciation and amortization expenses divided by total revenue. While the growth in revenue and operating profit were of primary importance, management was also expected to maintain the highly differentiated business in terms of profitability and using this measure allows us to reward leaders when we sustain or improve our differentiated return.

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2022-2024 Performance Share Incentive Award – Calculation of Payout

The performance period for the 2022-2024 Performance Share Incentive Award ended on October 31, 2024. As established by the Compensation Committee, the quantitative performance measures and goals for the 2022-2024 Performance Share Incentive Award were set on a year-by-year basis.

	2022			2023			2024

Performance Measure (Weight %)	Threshold (25%)	Target (100%)	Maximum (200%)	Threshold (25%)	Target (100%)	Maximum (200%)	Threshold (25%)	Target (100%)	Maximum (200%)

EPS Growth (40%)	—%	8%	16%	—%	8%	16%	—%	8%	16%

ROIC (30%)	8%	12%	18%	8%	12%	18%	8%	12%	18%

EBITDA Margin (30%)	23%	28%	32%	23%	28%	32%	23%	28%	32%

To determine the payout of this award, the Compensation Committee first certified performance for the applicable performance measures for each year and determined the overall attainment for the 2022—2024 Performance Share Incentive Award by averaging the performance achieved across each of the three years, as reflected in the table below :

	2022			2023			2024

Performance Measure (Weight %)	Target	Actual	Result (% of Target)	Target	Actual	Result (% of Target)	Target	Actual	Result (% of Target)	Total

EPS Growth (40%)	8%	20%	200%	8%	(10)%	—%	8%	(4)%	—%

ROIC (30%)	12%	19%	200%	12%	15%	155%	12%	12%	103%

EBITDA Margin (30%)	28%	31%	174%	28%	30%	146%	28%	30%	153%

Total Performance			192%			91%			77%	120%

Under our currency adjustment policy, because the difference between the two potential payout percentage rates is equal to or less than +/- 10 percentage points, the 2022-2024 Performance Share Incentive Award payout is based on the calculation at actual currency rates, with no adjustments.

The final payout results are presented in the table below:

Named Executive Officer	Target Payout Opportunity (# of Shares)	Payout (% of Target)	Payout (# of Shares)(1)

Sundaram Nagarajan	7,600	120%	9,112

Daniel R. Hopgood	—	—	—

Joseph P. Kelley	2,181	120%	2,615

Stephen P. Lovass	1,536	120%	1,841

Jennifer L. McDonough	973	120%	1,167

Stephen F. Shamrock	—	—	—

(1)	Certain columns may not add due to rounding.

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2024-2026 Performance Share Incentive Award – Grant of Award

During its November 2023 meeting, the Compensation Committee established the quantitative performance measures and goals for the 2024-2026 Performance Share Incentive Award. The measures, as weighted, and performance goals for the three-year period are reflected below:

Performance Measure (Weight %)	Threshold	Target	Maximum

EPS Growth (40%)	—%	7%	14%

ROIC (30%)	9%	13%	17%

EBITDA Margin (30%)	26%	30%	34%

Attainment for each year will be determined at the end of each fiscal year, and overall attainment for the three-year performance period will be determined based on the average performance achieved across each of the three years.

In November 2023, the Compensation Committee fixed values for the 2024-2026 Performance Share Incentive Award grants to each named executive officer, as aligned with approximately the median peer group and survey benchmark for the position, as reported by Exequity. We granted performance share units to our executive officers on December 1, 2023 (other than Daniel R. Hopgood, whose grant was made on June 1, 2024 following his appointment as Chief Financial Officer). The award share valuation on the grant date was $234.72 for Mr. Hopgood and $238.80 for all other named executive officers.

The following table provides information regarding the share payout opportunities for each of the named executive officers at threshold, target, and maximum performance for the 2024-2026 performance period:

Named Executive Officer	Threshold Payout (# Shares)	Target Payout (# Shares)	Maximum Payout (# Shares)	Target Earned Date	Actual Payout

Sundaram Nagarajan	3,245	12,980	25,960	October 31, 2026	Not determined

Daniel R. Hopgood	966	3,863	7,726	October 31, 2026	Not determined

Joseph P. Kelley	951	3,804	7,608	October 31, 2026	Not determined

Stephen P. Lovass	476	1,902	3,804	October 31, 2026	Not determined

Jennifer L. McDonough	476	1,902	3,804	October 31, 2026	Not determined

Stephen F. Shamrock	73	291	582	October 31, 2026	Not determined

Stock Options

Stock options align the interests of the named executive officers with those of shareholders because the stock options are granted with an exercise price equal to the fair market value on the grant date, meaning they only have value if the price of the Company’s share price increases after the stock options are awarded. Stock options vest in 25% increments over a four-year period (on the first four anniversaries of the grant date) and generally expire ten years from the grant date. Stock options are a valuable retention tool because our option awards vest over a four-year period and unvested options are forfeited if an executive officer voluntarily terminates employment.

2024 Stock Options – Grant of Award

Except for Daniel R. Hopgood, we granted stock options for 2024 to our executive officers on December 1, 2023 following the Compensation Committee’s November meeting. The stock options were granted with an exercise price equal to $238.80 per share. We granted stock options to Mr. Hopgood as shown below on June 1, 2024, with an exercise price equal to 234.72 per share.

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The following table provides information regarding the stock options granted to our named executive officers for 2024:

Named Executive Officer	Options Granted (#)	Grant Date Fair Value ($) (1)

Sundaram Nagarajan	21,471	1,740,010

Daniel R. Hopgood	6,699	600,029

Joseph P. Kelley	6,293	509,985

Stephen P. Lovass	3,147	255,033

Jennifer L. McDonough	3,147	255,033

Stephen F. Shamrock	481	38,980

(1)

The grant date fair value was determined using the Black-Scholes option pricing model on the date of grant. The actual value of stock option awards will be determined by the value of our common shares on the date of exercise.

Restricted Share Units

Restricted share units are designed to align executive officers’ interests with those of our long-term shareholders. The Compensation Committee also views these service-based awards as an important management succession planning, retention, and recognition tool, tying our executive officers’ compensation to shareholder interests. Restricted share units generally vest over a three-year period. Dividends on restricted share units are credited and earned on the number of underlying shares that ultimately vests.

2024 Restricted Share Units – Grant of Award

Except for Mr. Hopgood, we granted restricted share units to our executive officers on December 1, 2023. The award share valuation on the grant date was the closing share price on December 1, 2023 – $238.80. We granted restricted share units to Mr. Hopgood as shown below on June 1, 2024. The award share valuation on the grant date was the closing share price on June 1, 2024 – $234.72.

The following table provides information regarding the restricted share units granted to our named executive officers:

Named Executive Officer	Restricted Share Units Granted (#)	Grant Date Value ($)

Sundaram Nagarajan	5,192	1,239,850

Daniel R. Hopgood (1)	1,545	362,642

Joseph P. Kelley	1,522	363,454

Stephen P. Lovass	761	181,727

Jennifer L. McDonough	761	181,727

Stephen F. Shamrock	116	27,701

(1)	The restricted share units granted to Mr. Hopgood reflect his negotiated compensation.

We made equity grants, including performance share incentive awards, stock option awards, and restricted share unit awards, to our executive officers (other than Mr. Hopgood) on December 1, 2023, at the same time we granted equity to other key employees under our 2021 Stock Incentive and Award Plan. We have historically considered equity grants during the Compensation Committee’s November meeting, which is scheduled at this time of year to permit us to verify prior fiscal year performance results, to determine incentive award payouts, and to set compensation and performance measures and goals for the next fiscal year. Mr. Hopgood’s awards were made following his appointment as Chief Financial Officer on June 1, 2024, which follows our practice of granting awards on the first day of a month following approval of a grant.

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Other Components of our Executive Compensation Program

In addition to base salary, the Annual Cash Incentive Award, and long-term equity-based incentive awards, we offer other forms of compensation, including: (i) executive perquisites; (ii) welfare and retirement benefits; and (iii) change-in-control benefits.

Executive Perquisites

We provide limited and modest perquisites to each of our executive officers to promote the business objectives described below. We also use these perquisites to provide a competitive executive compensation program, which allows us to attract and retain top executive talent.

Business Airline Travel Clubs
• We provide all executive officers with the opportunity for memberships in up to two airline travel clubs that allow them to be more productive when traveling on commercial airlines.

Financial, Estate and Tax Planning and Preparation

•  We pay for financial, estate, and tax planning and preparation fees and expenses. The maximum amount is $5,000 for each named executive officer per calendar year.

•  We provide this perquisite to assist our executive officers in obtaining financial counseling, enabling them to concentrate on business matters rather than on personal financial planning.

Executive Physicals

•  We pay for annual physicals for our executive officers. We provide this benefit to preserve our investment in our executive officers by encouraging them to maintain healthy lifestyles and be proactive in their preventative healthcare.

Relocation Expense Reimbursement

•  We maintain a general relocation policy under which the Company provides reimbursement for certain relocation expenses to certain key new employees and to employees whose job function requires relocation.

•  We believe it is important to maintain market competitive relocation benefits to fill positions that are critical to Nordson’s business needs.

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Welfare and Retirement Benefits

The following summarizes the welfare and retirement benefits available to our named executive officers:

Qualified Defined Contribution 401(k) Plan

•  Our executive officers are eligible to participate in a Company-sponsored 401(k) tax-qualified retirement savings plan for all U.S.-based employees.

•  We match employee contributions $0.50 on the dollar for the first 6% of contributed compensation. Employee contributions to the 401(k) plan vest immediately, while matching contributions vest in increments based on years of service, with participants being fully vested after three years of service.

Non-Qualified Deferred Compensation Plan

•  We maintain a non-qualified, unfunded, and unsecured deferred compensation plan for the benefit of eligible management employees whose benefits under the 401(k) plan are limited by the benefit restrictions of Section 415 of the Internal Revenue Code.

•  Participants may defer up to 100% of their base salary payout, and up to 90% of their Annual Cash Incentive Award and Performance Share Incentive Award payouts under this plan.

Defined Benefit Pension Plan

•  Certain of our executive officers participate in a Company-sponsored tax-qualified pension plan for U.S.-based salaried employees. The pension plan is designed to work together with social security benefits to provide employees with 30 years of service retirement income that is approximately 55% of eligible compensation, subject to the Internal Revenue Code maximum monthly benefit. We closed our defined benefit pension plan to new participants in 2021.

Excess Defined Benefit Pension Plan

•  We maintain a supplemental executive retirement benefit restoration plan which is an unfunded, non-qualified plan that is designed to provide retirement benefits to U.S.-based eligible participants as a replacement for those retirement benefits limited by regulations under the Internal Revenue Code.

•  Together, the defined benefit pension plan and excess defined benefit pension plan are intended to provide our executive officers who participate in them with retirement income at a level equivalent to that provided to other employees under the defined benefit pension plan.

•  Additionally, pursuant to the employment agreement that was negotiated at the time he was hired, Mr. Nagarajan is entitled to an individual nonqualified pension benefit (the “Supplemental Individual Pension Benefit”), which will make up for benefits that he may forfeit under our tax-qualified defined benefit pension plan if his employment terminates prior to vesting under the pension plan in certain circumstances. In particular, the Supplemental Individual Pension Benefit will treat Mr. Nagarajan as if he were fully vested in our tax-qualified defined benefit pension plan, solely in the event of his death, disability, involuntary termination without cause or termination for good reason (whether or not in connection with a change in control of Nordson), prior to becoming 100% vested under the pension plan. No other named executive officer is entitled to the Supplemental Individual Pension Benefit

Severance and Other Benefits due to a Change in Control

We believe that the occurrence, or potential occurrence, of a change-in-control transaction in which we are the target could create substantial uncertainty regarding the continued employment of our executive officers. Therefore, we have entered into change-in-control retention agreements with our executive officers that provide severance and other benefits in the event of a qualifying termination within two years following a change-in-control. The primary purpose of these agreements is to keep executive officers focused on pursuing all corporate transaction activity that is in the best interests of shareholders, regardless of whether those transactions may result in their own job loss.

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Severance benefits payable under our change-in-control retention agreements are conditioned upon the occurrence of a “double trigger” event (meaning there must be both a change-in-control of the Company and, within the following 24 months, a termination of employment by either the Company without Cause, or by the officer for Good Reason, as defined in the respective change-in-control retention agreements in order for the benefits to become payable). We include a double-trigger, rather than a “single trigger” that provides for severance payments solely on the basis of a change-in-control, because a double trigger is consistent with the purpose of encouraging the continued employment of the executive officer following a change-in-control.

In the event of a change-in-control and a qualifying termination of employment, an executive officer will be entitled to receive:

•	accrued but unpaid compensation, including a pro-rata payout of the Annual Cash Incentive Award;

•

a lump sum cash payment in an amount equal to two (2) times the sum of (x) annual base salary in effect at the time of termination of employment plus (y) target Annual Cash Incentive Award opportunity for the year in which termination of employment occurs;

•

continuation of coverage for the executive officer and his or her eligible spouse and dependents under the Company’s group health plans, life insurance, accidental death and dismemberment, pension, disability and tax and financial planning plans for the lesser of 24 months following termination of employment or until the date he or she becomes covered under similar benefit plans;

•	professional outplacement services; and

•

for eligible executives, two additional years of age and two additional years of service credit under the Company-sponsored qualified and non-qualified pension plans, the benefit being paid from the Excess Defined Benefit Pension Plan.

The Compensation Committee has determined that change-in-control retention agreements executed after November 1, 2015, will not provide for “gross-up” payments to cover any federal excise taxes that may be owed on change-in-control severance payments and benefits.

Treatment of Share-based Awards

To provide our executive officers with the same opportunity as our shareholders to realize the value created by a change-in-control, the shareholder-approved 2021 Nordson Corporation Share and Incentive Award Plan generally provides for full vesting of all outstanding share-based awards upon a “double-trigger” basis in the event of a change-in-control and a qualifying termination of the participant’s employment.

Non Change-in-control Severance Agreements

Mr. Nagarajan is the only executive officer for whom we have any obligation to pay severance other than following a change-in-control. We have agreed to provide Mr. Nagarajan with cash severance and other benefits in the event his employment is terminated by us without “Cause” or he terminates his employment with us for “Good Reason” (each such term as defined in his employment agreement).

Upon a termination by us without Cause or by Mr. Nagarajan for Good Reason, in addition to payment of any accrued and unpaid compensation and benefits, Mr. Nagarajan would be entitled to post-termination payments and benefits as follows:

•	a lump sum cash payment equal to two (2) times the sum of his annual base salary and his target cash incentive opportunity;

•	a pro-rata payout of his Annual Cash Incentive Award, based on actual performance;

•

a pro-rata payout of long-term performance share incentive awards granted to Mr. Nagarajan for any performance period(s) not completed on the date of termination, based upon actual performance in each such applicable performance period, as determined at the end of the applicable performance period;

•	continuation of vesting for stock options in accordance with the normal vesting schedule;

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•	full vesting of restricted share unit awards;

•	continuation of health care and welfare benefits for a period of twenty-four (24) months following the date of termination; and

•	immediate vesting of Mr. Nagarajan’s benefits under the Supplemental Individual Pension Benefit, if the triggering event occurs within the first five years of his employment.

We will not provide a gross-up for any tax imposed upon any payment received by Mr. Nagarajan under his employment agreement.

Additional Compensation Policies

Executive Share Ownership

We require share ownership by our executive officers to emphasize our executive compensation program’s objective of aligning the individual financial interests of our executive officers with the investment interests of our long-term shareholders. We require our executive officers to own the following multiples of base salary in the equivalent number of common shares:

Title	Ownership Requirement

Chief Executive Officer	5 times base salary

President (other than the Chief Executive Officer)	3 times base salary

Chief Financial Officer	3 times base salary

Other Executive Officers	2 times base salary

The number of shares required to be held varies according to our common share price movement. Newly elected executive officers will have up to five years to meet the ownership requirements after their election.

Executive officers who have not satisfied the share ownership requirements by the end of the five-year period or who have not shown progress (as subjectively determined by the Compensation Committee) toward the required ownership level prior to the end of such five-year period will be expected to retain 100% of the shares acquired through exercise of options, lapse of transfer restrictions on restricted share units, or Performance Share Incentive Award payouts, net of shares withheld to cover the taxes due, until the share ownership requirement is achieved or there is progress towards the ownership requirement. We review the share ownership of each executive officer compared to the applicable share ownership guidelines, including the number of share equivalent units in deferred compensation plans and share ownership in the Nordson Corporation Employee Savings Trust and 401(k) Plan, each of which count as valid forms of share ownership under the ownership guidelines. As of January 3, 2025, all named executive officers, other than Messrs. Hopgood, Shamrock and Ms. McDonough, met or exceeded their respective ownership guidelines. Mr. Hopgood and Ms. McDonough each has five years from his or her respective appointment in which to achieve the share ownership requirement and Mr. Shamrock’s obligation to achieve such ownership levels expired when he ceased to serve as Interim Chief Financial Officer. Actual share ownership of our named executive officers is shown in the table below:

Named Executive Officer	Ownership Requirement as a Multiple of Salary	Ownership Requirement ($)	Current Share Ownership Market Value ($)(1)

Sundaram Nagarajan	5	$5,250,000	$10,089,033

Daniel F. Hopgood	3	$1,560,000	$569,960

Joseph P. Kelley	2	$1,160,000	$1,961,304

Stephen P. Lovass	2	$992,000	$1,565,930

Jennifer L. McDonough	2	$960,000	$904,201

Stephen F. Shamrock	2	$696,000	$334,379

(1)

Market Value was calculated by multiplying the closing price of our common shares on January 3, 2025 – $207.56 per share – by the total number of shares owned (owned outright, owned indirectly, owned jointly, vested deferred share equivalent units, and unvested restricted share units).

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Insider Trading, Anti-Pledging/Anti-Hedging Policy

We maintain an insider trading policy applicable to our directors, executive officers, and other employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, including Nasdaq rules, in connection with the purchase, sale, and or other dispositions of Company securities or the securities of other companies with which we do business.

We prohibit directors and executive officers from pledging Nordson common shares as collateral. Other types of transactions that are prohibited include trading in derivative securities of Nordson’s common shares, engaging in short sales of Nordson securities, or purchasing any other financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Nordson securities. At this time, we do not prohibit other employees from hedging Nordson common shares or pledging Nordson common shares as collateral.

Equity Grant Policy

We grant equity on a consistent schedule, generally on the first day of the month following the first Compensation Committee meeting of the fiscal year, which are generally scheduled three years in advance. We do not grant performance share units, stock options, or restricted share units to our executive officers in anticipation of the release of significant earnings announcements or other material non-public information likely to result in changes to the price of our common shares. Similarly, we do not time the release of material non-public information based on equity award grant dates. The Compensation Committee may also make occasional grants of stock options and other equity-based awards at other times to recognize, retain or recruit executive officers and key employees. We have delegated limited authority to the Chief Executive Officer to grant equity awards, excluding awards to executive officers. Equity awards granted by the Chief Executive Officer in any month will be effective the first day of the following month.

Incentive Compensation Forfeiture (Clawback) Policy

Our “clawback” policy for incentive awards meets the requirements of, but is broader in its reach than, that imposed by Nasdaq listing standards and Section 10D of the Exchange Act. Under the policy, we require our current and former officers within the meaning of Rule 16a-1(f) to repay, without regard to taxes paid, excess cash-based incentive compensation and/or equity incentive awards in the event the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements (including both “big R” and “little r” restatements), without regard to any fault or misconduct and that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the date the restatement was required (unless an enumerated clawback exception applies).

Additionally, our Board, upon the Compensation Committee’s recommendation, may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, require reimbursement or payment by any current or former executive officer to the Company of equity-based compensation and performance-based compensation in an amount determined by the Board to be attributable to: (i) conduct that violates our Code, or (ii) willful misconduct or fraud that causes harm to the Company.

Currency Fluctuation Policy

In determining Annual Cash Incentive Award and Performance Share Incentive Award payouts, the Compensation Committee adopted a policy whereby management will be held accountable for the first 10% of the impact on payouts due to currency fluctuation.

Under the policy, payout rates (as a percent of target) for the Annual Cash Incentive Award and Performance Share Incentive Award are calculated first at actual foreign currency rates and then at currency neutral rates for the U.S. dollar during the fiscal year. These two payout rates are then compared and if the difference between them is less than or equal to +/-10%, the payout will be based on the calculation at actual foreign currency rates. If the difference between these two payout rates is more than +/-10%, the currency neutral payout calculation will be used, offset by 10% points, which represents a corridor or range of fluctuation in currency rates for which management is accountable. The Compensation Committee determined at the November 2024 meeting to discontinue the use of the Currency Fluctuation Policy starting in fiscal year 2025.

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Foreign Currency Translation Methodology

For purposes of applying the currency adjustment policy, current year financial statements and supplemental schedules are retranslated at the prior year’s exchange rates using the same methodology as disclosed in Note 1 in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2024 to determine the currency neutral result, with the exception that we do not attempt to re-measure gains and losses, based on a retranslation at the prior year’s exchange rates, from foreign currency transactions, including forward contracts, of the Company’s subsidiaries and the United States parent, in order to include the effect in net income. All currency rates are determined from published sources. Monthly average rates are the average of daily spot rates of currency exchange. The annual measurement period is the sum of each month translated at monthly average rates.

64  |  Nordson Corporation – 2025 Proxy Statement

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Executive Compensation Discussion and Analysis that appears in this Proxy Statement. Based on such review and discussion, we recommended to the Board that the Executive Compensation Discussion and Analysis be included in the Company’s definitive Proxy Statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, each as filed with the SEC.

Compensation Committee,
Michael J. Merriman, Jr., Chair
John A. DeFord
Ginger M. Jones
Jennifer A. Parmentier

January 17, 2025

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed with the SEC or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

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RISKS RELATED TO EXECUTIVE COMPENSATION POLICIES AND PRACTICES

The Compensation Committee believes that the design of the executive compensation program as outlined in the “Executive Compensation Discussion and Analysis” places emphasis on long-term incentives and competitive base salaries. While the Annual Cash Incentive Award is tied to short-term performance, the Compensation Committee concluded that emphasis on long-term incentives appropriately balances risk and management’s motivations for our long-term success, including share price performance, with the interests of our long-term shareholders. Although our executive compensation program is designed to pay for performance and provide incentive-based compensation, the incentive-driven elements of our executive compensation program contain various mitigating features that are designed to discourage management from taking unnecessary risks in managing the business that could maximize short-term results at the expense of long-term value.

The Compensation Committee has the authority to set performance measures and goals, monitor performance, and to exercise negative discretion in determining incentive award payouts to our executive officers.

We believe that our compensation policies and practices do not encourage our executive officers to take excessive or unnecessary risks and are not reasonably likely to have a material adverse effect on the Company.

The table below summarizes the risk mitigation factors applicable to the primary elements of the Company’s executive compensation program.

Base Salary Risk Mitigation Factors

Fixed Amount. Base salary does not encourage risk-taking as it is a fixed amount.

Small Percentage of Total Compensation. Base salary is a relatively small percentage of total direct compensation for executive officers.

Annual Cash Incentive Award Risk Mitigation Factors

Multiple Performance Factors. The Annual Cash Incentive Award features multiple quantitative performance measures that encourage executives to focus on the overall strength of the business rather than a single financial measure.

Award Cap. Awards payable to any individual are capped.

Management Processes. Board and management processes are in place to oversee risks associated with the Annual Cash Incentive Award, including, but not limited to, monthly and quarterly business performance reviews by management and regular business performance reviews by the Board of Directors and the Audit Committee.

Clawback Provision. Robust forfeiture (“clawback”) terms accompany cash-based incentive awards for our executive officers.

Long-Term Equity Compensation Risk Mitigation Factors

Share Ownership Guidelines. Share ownership guidelines align the executive interests with those of our long-term shareholders.

Vesting Schedule Overlaps. The vesting schedules for long-term incentives overlap and, therefore, reduce an executive officer’s motivation to maximize performance in any one period.

Service-based Vesting. Service-based vesting aligns with long-term shareholder interests.

Anti-Hedging/Anti-Pledging Policy. The Company’s anti-hedging policy prohibits directors and our executive officers from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock, including prepaid variable forward contracts, equity swaps, collars, and exchange funds. Our anti-pledging policy prohibits our directors and executive officers from pledging our common stock as collateral.

Clawback Provision. Robust forfeiture (“clawback”) terms accompany equity-based awards for our executive officers.

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SUMMARY COMPENSATION FOR FISCAL YEAR 2024

All references in this section to years are references to fiscal years unless otherwise noted. Our fiscal year ends October 31.

The following narratives, tables, footnotes, and supplemental tables present the components of compensation for our named executive officers for the fiscal year ended October 31, 2024. The individual components of the compensation reflected in the Summary Compensation Table (“SCT”) for 2024 and the prior two fiscal years are:

•	Salary. Base salary earned by a named executive officer.

•

Bonus. For 2024, Mr. Hopgood received a one-time cash “sign on” bonus in connection with his joining the company, partially in place of a bonus he forfeited from his former employer; and Mr. Shamrock received a discretionary cash bonus in recognition of his assumption of the Interim Chief Financial Officer role prior to Mr. Hopgood’s appointment. For 2022, Ms. McDonough received a one-time cash “sign on” bonus in place of a bonus she forfeited from her former employer.

•

Stock Awards. The awards disclosed in the “Stock Awards” column consist of restricted share unit awards and performance share incentive awards for the 2024-2026, 2023-2025, and 2022-2024 performance periods. The calculations are based upon the grant date fair value of restricted share units and performance share units as calculated under FASB ASC Topic 718 for 2023, 2022, and 2021. Details about the performance share incentive awards made during 2024 are included in the narrative accompanying the “Grants of Plan-Based Awards” table below. For performance share incentive awards, grant date fair value disclosed in the SCT is based on the level at which the award is expected to pay out, rather than at the maximum possible payout. The grant date fair value at maximum payout appears in a footnote to the table.

•

Option Awards. The awards disclosed in the “Option Awards” column consist of option awards for our common shares. The award amounts represent the grant date fair value of stock options as calculated under FASB ASC Topic 718. Details about the option awards made during 2024 are included in the narrative accompanying the “Grants of Plan-Based Awards” table.

•

Non-Equity Incentive Plan Compensation. The amounts disclosed under the “Non-Equity Incentive Plan Compensation” column represent compensation earned under the Annual Cash Incentive Award. Further information concerning the Annual Cash Incentive Award may be reviewed in the Executive Compensation Discussion and Analysis section of this Proxy Statement under the caption “Elements of Compensation.”

•

Change in Pension Value and Non-Qualified Deferred Compensation Earnings. The amounts disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column represent any actuarial increase during the fiscal year in the pension value provided under our qualified defined benefit pension plan and non-qualified excess defined benefit pension plan. We do not pay above-market or preferential rates on the non-qualified deferred compensation of our named executive officers. A narrative discussion of our defined benefit pension plan and excess defined benefit pension plan accompanies the “Pension Benefits” table.

•

All Other Compensation. The amounts disclosed in the “All Other Compensation” column include the combined value of each named executive officer’s perquisites, our matching contributions to the qualified deferred compensation 401(k) plan and non-qualified deferred compensation plan and other noted payments.

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Summary Compensation Table For Fiscal Year 2024

In this section we provide certain tabular and narrative information regarding the compensation of our named executive officers for 2024, 2023, and 2022 (as applicable).

Name and Principal Position	Fiscal Year	Salary $(1)	Bonus $	Stock Awards $(2)		Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	Change in Pension Value & Non- Qualified Deferred Compensation Earnings $(5)	All Other Compensation $(6)	Total $

Sundaram Nagarajan President and Chief Executive Officer	2024	1,009,731	—	4,219,798		1,740,010	925,721	559,095	111,921	8,566,276
	2023	975,000	—	3,186,853	(7)	2,012,792	331,012	443,516	109,219	7,058,392
	2022	900,000	—	2,997,098		2,475,660	1,670,400	327,553	61,402	8,432,113

Daniel R. Hopgood Executive Vice President and Chief Financial Officer	2024	230,000	175,000	1,232,358		600,029	131,790	—	25,650	2,394,828
	2023	—	—	—		—	—	—	—	—
	2022	—	—	—		—	—	—	—	—

Joseph P. Kelley Executive Vice President	2024	562,846	—	1,236,776		509,985	418,757	92,314	60,277	2,880,955
	2023	543,000	—	1,779,504		684,359	122,921	110,709	67,940	3,308,433
	2022	527,000	—	859,955		714,987	733,584	68,563	31,600	2,935,688

Stephen P. Lovass Executive Vice President	2024	480,869	—	618,388		255,033	262,554	271,612	36,986	1,925,442
	2023	464,000	—	817,351		342,179	—	185,924	42,808	1,852,263
	2022	428,250	—	582,635		464,364	527,801	—	32,234	2,035,283

Jennifer L. McDonough Executive Vice President	2024	461,869	—	618,388		255,033	247,008	—	50,318	1,632,616
	2023	445,000	—	497,505		322,037	75,548	—	54,813	1,394,903
	2022	425,000	$250,000	1,000,155		318,961	473,280	—	102,018	2,569,414

Stephen F. Shamrock Vice President, Former Interim Chief Financial Officer and Chief Accounting Officer	2024	334,809	25,000	94,509		38,980	84,606	—	20,033	597,937
	2023	—		—		—	—	—	—	—
	2022	—		—		—	—	—	—	—

(1)

The respective salary earned for each NEO (other than Mr. Shamrock) in fiscal year 2024 is lower than the base amount due to the Company pay cycle. This column also includes amounts of base salary deferred. These deferrals are noted in footnote 1 to the “Non-Qualified Deferred Compensation” table.

(2)

This column includes the grant date fair value of restricted share units and performance share units as calculated under FASB ASC Topic 718. The grant date fair value disclosed for performance share incentive awards for fiscal year 2024 is based on target performance and for fiscal year 2022 and 2023 it is also based on target performance but the value is slightly greater than the share price on the date of grant due to the use of the Monte Carlo simulation model to determine the grant date fair value for part of the award. The maximum performance share incentive award amount for 2024 awards is shown in the table below. The assumptions made in valuing share awards reported in this column for 2024 are discussed in Note 13 Stock-based Compensation in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2024.

Named Executive Officer	Fiscal Year	Maximum Payout (# Units)	Maximum Grant Date Fair Value Payout ($)

Sundaram Nagarajan	2024	25,960	5,959,897

Daniel R. Hopgood	2024	7,726	1,739,432

Joseph P. Kelley	2024	7,608	1,746,645

Stephen P. Lovass	2024	3,804	873,322

Jennifer L. McDonough	2024	3,804	873,322

Stephen F. Shamrock	2024	582	133,616

(3)

This column represents the grant date fair value of the stock option award as calculated under FASB ASC Topic 718 as of the respective grant date for each award. The grant date fair value was determined using the Black-Scholes valuation model. For additional information regarding such awards, see the “Grants of Plan-Based Awards” table below. The aggregate grant date fair value may not correspond to the actual value that may be recognized by the named executive officer. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of our common shares relative to the exercise price per share at the time of exercise.

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The table below lists the assumptions used to estimate the grant date fair value of stock options awarded to the named executive officers and included in this column as of October 31, 2024:

Fiscal Year	Number of Shares Awarded	Exercise Price	Expected Life (in years)	Dividend Yield	Volatility	Risk-Free Rate

2024	34,539	$238.80	6.23	1.15%	0.30468	4.26%

2024(i)	6,699	$234.72	6.22	1.09%	0.30312	4.52%

2023	42,722	$240.01	6.1	1.12%	0.30352	3.79%

2022	48,596	$267.51	6.2	0.76%	0.30627	1.47%

2022(ii)	1,283	$230.50	6.1	0.89%	0.30535	2.65%

(i)	As discussed above, Mr. Hopgood was granted 6,699 stock options in connection with his hire.

(ii)	As discussed above, Mr. Lovass was granted 1,238 stock options in connection with the Segment Realignment.

The assumptions listed above for individual awards differ slightly from those presented in Note 13 Stock-based Compensation in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2024. The assumptions in Note 13 represent awards to all executive officers and key employees and grant dates during each year.

See the “Grants of Plan-Based Awards” table for information with respect to the stock options awarded in 2024 and the “Outstanding Equity Awards” table for information with respect to the stock options awarded prior to 2024.

(4)	The amounts in this column represent the total non-equity incentive plan compensation earned by each named executive officer for the respective fiscal year under our Annual Cash Incentive Award.

(5)

The amounts entered in this column include the aggregate change in the actuarial present value of the named executive officer’s accumulated benefits under the Nordson Corporation Salaried Employees Defined Benefit Pension Plan and Excess Defined Benefit Pension Plan. There were no above-market or preferential earnings on non-qualified deferred compensation. The present value amounts of the accumulated benefits were determined using assumptions discussed in Note 6 Retirement, Pension and other Post-retirement Plans in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2024.

The following table provides further details to the increases or (decreases) by plan for 2024:

Named Executive Officer	Change in Pension Plan Value ($)	Change in Excess Pension Plan Value ($)

Sundaram Nagarajan	74,772	484,323

Daniel R. Hopgood(ii)	—	—

Joseph P. Kelley(i)	27,009	65,305

Stephen P. Lovass	96,462	175,150

Jennifer L. McDonough(ii)	—	—

Stephen F. Shamrock(ii)	—	—

(i)	Mr. Kelley has not met his 5-year service requirement for vesting and is therefore not vested in the pension.

(ii)	No pension benefits are listed for Messrs. Hopgood and Shamrock and Ms. McDonough because the pension was closed to new employees prior to their respective hire dates.

(6)	The following tables describe each component of the “All Other Compensation” column in the Summary Compensation Table for 2024:

Named Executive Officer	Total Perquisites ($)(a)	Relocation Expenses ($)	Tax Gross-Up Related to Relocation Expenses ($)	Company Contributions to Tax-Qualified and Non-Qualified Plans ($)	Company Match of Charitable Contributions ($)	Total All Other Compensation ($)

Sundaram Nagarajan	13,956	—	—	79,965	18,000	111,921

Daniel R. Hopgood	5,650	—	—	—	20,000	25,650

Joseph P. Kelley	5,525	—	—	36,552	18,200	60,277

Stephen P. Lovass	6,729	—	—	30,257	—	36,986

Jennifer L. McDonough(i)	650	225	11,518	32,925	5,000	50,318

Stephen F. Shamrock	—	—	—	10,033	10,000	20,033

(i)	The amounts reflected in the Relocation Expenses and Tax Gross-Up Related to Relocation Expenses columns reflect reimbursements and gross up for expenses incurred in 2023.

Nordson Corporation – 2025 Proxy Statement  |  69

(a)	Total perquisites for 2024:

Named Executive Officer	Financial Planning ($)	Business and Airline Club Dues ($)	Executive Physicals ($)	Total Perquisites ($)

Sundaram Nagarajan	5,000	6,451	2,505	13,956

Daniel R. Hopgood	5,000	650	—	5,650

Joseph P. Kelley	5,000	525	—	5,525

Stephen P. Lovass	3,777	1,350	1,602	6,729

Jennifer L. McDonough	—	650	—	650

Stephen F. Shamrock	—	—	—	—

(7)	The Stock Awards and Total values for Mr Nagarajan reported for 2023 have been corrected (in the form of an increase of $76,747) in this year’s proxy.

70  |  Nordson Corporation – 2025 Proxy Statement

GRANTS OF PLAN-BASED AWARDS

We granted the following awards to our executive officers in 2024:

•

Annual Cash Incentive Award. The Compensation Committee establishes quantitative corporate financial and segment performance goals at the beginning of a fiscal year. Any payouts are determined by actual fiscal year performance against the pre-established corporate financial and segment performance measures for our named executive officers that lead our businesses. This award is referred to in the following table as “ACIA.”

•

Performance Share Incentive Awards. The Compensation Committee establishes performance share incentive awards for executive officers based on performance measures. The award is in the form of performance share units which are settled in unrestricted Nordson common shares on a one-for-one basis or share equivalent units on a one-for-one basis for payouts that are deferred. The payout will vary based upon the actual level of performance over a three-year period. However, the threshold performance level must be achieved before any payout is made. These awards are referred to in the following table as “PSIA.”

•

Restricted Share Unit Awards. Restricted share units are awarded and represent a contingent right to receive shares, following vesting and subject to other terms and conditions of the award. The restricted share units may not be voted, sold, or transferred prior to settlement. Cash dividends are not paid on the restricted share units, but are credited to the grantee’s account and any such dividends will be accumulated and paid in cash (without interest) at the time the restricted share units become vested. Annual awards of restricted share units vest generally on a pro-rata basis annually each year for three years following the date of award. These awards are referred to in the following table as “RSU.”

•

Stock Option Awards. Stock options have a term of ten years, become exercisable over a four-year period at the rate of 25% per year beginning one year from the grant date, and have an exercise price equal to the closing price of our common shares on the grant date. Under the terms of award, the exercise price and tax-withholding obligations may be paid with previously owned common shares or with shares acquired upon exercise. Information with respect to each of these awards on an award-by-award basis is set forth in the table below. These awards are referred to in the following table as “Options.”

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Grants of Plan-Based Awards

The following table and footnotes present the components of the plan-based awards made to our named executive officers during 2024.

Name	Plan	Grant Date	Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Nagarajan	ACIA	12/1/2023	303,000	1,212,000	2,424,000	—	—	—	—	—	—	—
	PSIA	12/1/2023	—	—	—	3,245	12,980	25,960	—	—	—	2,979,948
	RSU	12/1/2023	—	—	—	—	—	—	5,192	—	—	1,239,850
	Options	12/1/2023	—	—	—	—	—	—	—	21,471	$238.80	1,740,010

Hopgood	ACIA	6/1/2024	43,125	172,500	345,000	—	—	—	—	—	—	—
	PSIA	6/1/2024	—	—	—	966	3,863	7,726	—	—	—	869,716
	RSU	6/1/2024	—	—	—				1,545			362,642
	Options	6/1/2024	—	—	—	—	—	—		6,699	$234.72	600,029
Kelley	ACIA	12/1/2023	112,600	450,400	900,800	—	—	—	—	—	—	—
	PSIA	12/1/2023	—	—	—	951	3,804	7,608	—	—	—	873,322
	RSU	12/1/2023	—	—	—	—	—	—	1,522	—	—	363,454
	Options	12/1/2023	—	—	—	—	—	—	—	6,293	$238.80	509,985

Lovass	ACIA	12/1/2023	84,175	336,700	673,400	—	—	—	—	—	—	—
	PSIA	12/1/2023	—	—	—	476	1,902	3,804	—	—	—	436,661
	RSU	12/1/2023	—	—	—				761			181,727
	Options	12/1/2023	—	—	—	—	—	—	—	3,147	$238.80	255,033

McDonough	ACIA	12/1/2023	80,850	323,400	646,800	—	—	—	—	—	—	—
	PSIA	12/1/2023	—	—	—	476	1,902	3,804	—	—	—	436,661
	RSU	12/1/2023	—	—	—				761			181,727
	Options	12/1/2023	—	—	—	—	—	—	—	3,147	$238.80	255,033

Shamrock	ACIA	12/1/2023	29,313	117,250	234,500	—	—	—	—	—	—	—
	PSIA	12/1/2023	—	—	—	73	291	582	—	—	—	66,808
	RSU	12/1/2023	—	—	—	—	—	—	116	—	—	27,701
	Options	12/1/2023	—	—	—	—	—	—	—	481	$238.80	38,980

(1)

These columns show the estimated dollar value of the potential payout under the annual cash incentive award at threshold, target, or maximum payout levels. The Compensation Committee’s process to determine payouts under the annual cash incentive award is described in the Executive Compensation Discussion and Analysis section of this Proxy Statement under the caption “Elements of Executive Compensation.”

(2)

These columns show the potential number of shares to be paid out for our named executive officers under the performance share incentive award at threshold, target, or maximum performance. The measures and potential payouts are described in more detail in the Executive Compensation Discussion and Analysis section of this Proxy Statement under the caption “Elements of Executive Compensation.” The grant date fair value, based on target performance for these performance awards, is included in the “Stock Awards” column of the Summary Compensation Table.

(3)

Values in this column reflect the grant date fair value for stock option awards, restricted share unit awards, and performance share incentive awards determined in accordance with FASB ASC Topic 718. The grant date fair value of the performance share incentive awards are at target. The actual amounts that will be received by the named executive officer will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was probable on the grant date.

The calculations for the fair value of restricted share units are based upon the grant date fair value of restricted share unit awards determined using the market price of our common shares at the award date.

72  |  Nordson Corporation – 2025 Proxy Statement

For establishing grant date fair value of Options, we use the Black-Scholes stock option pricing model to calculate the fair value of Options. The key assumptions for the Black-Scholes valuation method include the expected life of the Option, stock price volatility, the risk-free interest rate, dividend yield and exercise price. The exercise price of Options is the fair market value of our common shares on the grant date. The following sets forth the assumptions used in the calculation of the amounts for Option awards presented in the table for the named executive officers:

Named Executive Officer	12/1/2024

Expected Volatility	0.304

Risk-Free Interest Rate(i)	4.52%

Dividend Yield	1.2%

Expected Life	6.2

(i)	The rate available at the time the award was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life.

Nordson Corporation – 2025 Proxy Statement  |  73

OUTSTANDING EQUITY AWARDS AT OCTOBER 31, 2024

The following narrative, table, and footnotes describe equity awards to our named executive officers under our Nordson Corporation 2021 Stock Incentive and Award Plan that were outstanding as of the end of 2024:

•

2022-2024 Performance Share Incentive Awards (disclosed as “2022 PSIA” awards in the “Stock Awards” columns). The 2022-2024 performance period began November 1, 2021 and concludes October 31, 2024. Settlement of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on the number of share units earned and the price of our common shares at the time of settlement.

•

2023-2025 Performance Share Incentive Awards (disclosed as “2023 PSIA” awards in the “Stock Awards” columns). The 2023-2025 performance period began November 1, 2022 and concludes October 31, 2025. Settlement of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on the number of share units earned and the price of our common shares at the time of settlement.

•

2024-2026 Performance Share Incentive Awards (disclosed as “2024 PSIA” awards in the “Stock Awards” columns). The 2024-2026 performance period began November 1, 2023 and concludes October 31, 2026. Settlement of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on the number of share units earned and the price of our common shares at the time of settlement.

•	Restricted Share Unit Awards (disclosed in the “Stock Awards” columns). Consist of the unvested restricted share units as of October 31, 2024.

•	Stock Option Awards (disclosed in the “Option Awards” columns). Consist of outstanding stock options awarded to our named executive officers.

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Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information with respect to performance share incentive awards, restricted share unit awards and stock option awards held by our named executive officers as of October 31, 2024. Dates noted below the names of the named executive officers represent award dates for stock options and restricted share units.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options- Exercisable(1) (#)	Number of Securities Underlying Unexercised Options- Unexercisable(1) (#)	Option Exercise Price $/sh	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested(4) ($)
Sundaram Nagarajan							—
2022 PSIA	—	—	—	—	—	—	7,600	1,883,964
2023 PSIA	—	—	—	—	—	—	2,213	548,581
2024 PSIA	—	—	—	—	—	—	3,245	804,403
Restricted Share Units:
22-Nov-2021	—	—	—	—	1,267	314,077
01-Dec-2022	—	—	—	—	2,951	731,523
01-Dec-2023	—	—	—	—	5,192	1,287,045
Stock Options:
25-Nov-2019	41,800	—	165.21	11/25/2029	—	—	—	—
23-Nov-2020	26,325	8,775	201.50	11/23/2030	—	—	—	—
22-Nov-2021	15,500	15,500	267.51	11/22/2031	—	—	—	—
01-Dec-2022	6,395	19,187	240.01	12/1/2032	—	—	—	—
01-Dec-2023	—	21,471	238.80	12/1/2033
Daniel R. Hopgood
2024 PSIA	—	—	—	—	—	—	966	239,400
Restricted Share Units:
01-Jun-2024	—	—	—	—	1,545	382,990	—	—
Stock Options:
01-Jun-2024	—	6,699	234.72	6/1/2034	—	—	—	—
Joseph P. Kelley
2022 PSIA	—	—	—	—	—	—	2,181	540,648
2023 PSIA	—	—	—	—	—	—	753	186,537
2024 PSIA	—	—	—	—	—	—	951	235,743
Restricted Share Units:	—	—	—	—
22-Nov-2021	—	—	—	—	364	90,232	—	—
01-Dec-2022	—	—	—	—	1,004	248,882	—	—
31-Oct-2023	—	—	—	—	3,396	841,834	—	—
01-Dec-2023	—	—	—	—	1,522	377,289	—	—
Stock Options:
06-Jul-2020	21,317	—	189.72	7/6/2030	—	—	—	—
23-Nov-2020	6,112	2,038	201.50	11/23/2030	—	—	—	—
22-Nov-2021	4,476	4,477	267.51	11/22/2031	—	—	—	—
01-Dec-2022	2,174	6,524	240.01	12/1/2032	—	—	—	—
01-Dec-2023	—	6,293	238.80	12/1/2033	—	—	—	—
Stephen P. Lovass
2022 PSIA	—	—	—	—	—	—	1,334	330,685
2023 PSIA	—	—	—	—	—	—	487	120,722
2024 PSIA	—	—	—	—	—	—	476	117,872
Restricted Share Units:
22-Nov-2021	—	—	—	—	189	46,851	—	—
01-Aug-2021	—	—	—	—	68	16,857	—	—
01-Dec-2022	—	—	—	—	502	124,441	—	—
31-Oct-2023	—	—	—	—	1,358	336,635	—	—
01-Dec-2023	—	—	—	—	761	188,644	—	—

Nordson Corporation – 2025 Proxy Statement  |  75

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options- Exercisable(1) (#)	Number of Securities Underlying Unexercised Options- Unexercisable(1) (#)	Option Exercise Price $/sh	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested(4) ($)
Stock Options:
20-Nov-2017	—	—	127.67	11/20/2027	—	—	—	—
26-Nov-2018	5,000	—	124.90	11/26/2028	—	—	—	—
25-Nov-2019	5,640	—	165.21	11/25/2029	—	—	—	—
30-Mar-2020	806	—	138.29	3/30/2030	—	—	—	—
23-Nov-2020	4,050	1,350	201.50	11/23/2030	—	—	—	—
22-Nov-2021	2,324	2,325	267.51	11/22/2031	—	—	—	—
01-Aug-2022	641	642	230.50	8/1/2032	—	—	—	—
01-Dec-2022	1,087	3,262	240.01	12/1/2032	—	—	—	—
01-Dec-2023	—	3,147	238.80	12/1/2033	—	—	—	—
Jennifer L. McDonough
2022 PSIA	—	—	—	—	—	—	973	241,197
2023 PSIA	—	—	—	—	—	—	354	87,753
2024 PSIA	—	—	—	—	—	—	476	117,872
Restricted Share Units:
08-Nov-2021	—	—	—	—	420	104,114	—	—
22-Nov-2021	—	—	—	—	163	40,406	—	—
01-Dec-2022	—	—	—	—	472	117,004	—	—
01-Dec-2023	—	—	—	—	761	188,644	—	—
Stock Options:	—	—	—	—
22-Nov-2021	1,997	1,997	267.51	11/22/2031	—	—	—	—
01-Dec-2022	1,023	3,070	240.01	12/1/2032	—	—	—	—
01-Dec-2023	—	3,147	238.80	12/1/2033	—	—	—	—
Stephen F. Shamrock
2023 PSIA	—	—	—	—	—	—	55	13,696
2024 PSIA	—	—	—	—	—	—	73	18,034
Restricted Share Units:
24-Mar-2022	—	—	—	—	132	32,721	—	—
01-Dec-2022	—	—	—	—	148	36,688	—	—
31-Oct-2023	—	—	—	—	906	224,588	—	—
01-Dec-2023	—	—	—	—	116	28,755	—	—
Stock Options:
01-Dec-2023	—	481	238.80	12/1/2033	—	—	—	—

(1)

Amounts in these columns represent outstanding vested and unvested stock options awarded from November 20, 2017 to October 31, 2024. The options become exercisable in four equal annual installments (25% of award per year), commencing one year after the grant date. As of October 31, 2024, none of the options awarded during 2024 had vested.

(2)

Amounts in these columns represent restricted share unit awards that have not vested as of October 31, 2024. Restricted share units vest in three equal annual installments, commencing one year after date of grant. The restricted share unit awards that were granted on October 31, 2023 vest in three year cliff vesting. Market Value was calculated by multiplying the closing price of our common shares on October 31, 2024 – $247.89 per share – by the number of unvested shares.

(3)

This column reflects the target performance share units awarded in 2022, and the threshold performance share units awarded in 2023 and 2024. Payouts in unrestricted share units are conditioned upon performance during three-year cycles ending on October 31, 2024, October 31, 2025 and October 31, 2026, respectively, and will be determined following the Compensation Committee’s certification of performance at the close of the respective performance period.

(4)

The 2022 Performance Share Incentive Awards are shown at target payout because the target performance level would be achieved based on performance to date. The 2023 and 2024 Performance Share Incentive Awards are shown at threshold payout because the target performance level would not be achieved based on performance to date. Market value was calculated by multiplying the closing price of our common shares on October 31, 2024 – $247.89 per share – by the target or threshold (as applicable) number of performance share units.

76  |  Nordson Corporation – 2025 Proxy Statement

OPTION EXERCISES AND STOCK VESTED

The following tables set forth information with respect to the stock options exercised, the Performance Share Incentive Award earned, and restricted share units vested, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Sundaram Nagarajan	—	—	13,221	2,887,426

Daniel R. Hopgood	—	—	—	—

Joseph P. Kelley	—	—	3,789	755,684

Stephen P. Lovass	3,784	392,306	2,557	555,226

Jennifer L. McDonough	—	—	1,984	432,986

Stephen F. Shamrock	—	—	205	52,877

Nordson Corporation – 2025 Proxy Statement  |  77

PENSION BENEFITS

The following narrative, table and footnotes set forth the actuarial present value of, and other information about, the pension benefits accumulated by each of our named executive officers for 2023.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During Last Fiscal Year ($)

Sundaram Nagarajan	Salaried Employees Pension Plan	5.25	$227,275	—
	Excess Defined Benefit Pension Plan	5.25	$1,702,388	—

Daniel R. Hopgood	Salaried Employees Pension Plan	—	$—	—
	Excess Defined Benefit Pension Plan	—	$—	—

Joseph P. Kelley	Salaried Employees Pension Plan	4.33	$96,212	—
	Excess Defined Benefit Pension Plan	4.33	$314,459	—

Stephen P. Lovass	Salaried Employees Pension Plan	7.92	$344,369	—
	Excess Defined Benefit Pension Plan	7.92	$735,927	—

Jennifer L. McDonough	Salaried Employees Pension Plan	—	$—	—
	Excess Defined Benefit Pension Plan	—	$—	—

Stephen F. Shamrock	Salaried Employees Pension Plan	—	$—	—
	Excess Defined Benefit Pension Plan	—	$—	—

(1)	For the Salaried Employees Pension Plan, the actuarial assumptions used to determine the present value of the accumulated benefit at October 31, 2024 are:

•	measurement date of October 31;

•	each participant’s benefit commences at age 65, the age at which retirement may occur without any age-based reduction in benefits, discounted to October 31, 2024 using a discount rate of 5.30%;

•	the benefits are payable as a single life annuity; and

•	post-retirement mortality based on the Pri-2012 Fully Generational Mortality Table for Healthy Annuitant projected with mortality improvements by Scale MP2021.

(2)

For the Excess Defined Benefit Pension Plan, the calculation of the present value of the accumulated benefit assumes a 25 percent single life annuity election and a 75 percent lump sum election at age 65, the age at which retirement may occur without any age-based reduction in benefits, discounted to October 31, 2024 using a discount rate of 5.00%, a lump sum interest rate of 4.38% and post-retirement mortality based on the life expectancy under IRC regulation 1.401(a)(9)-9.

Salaried Employees Pension Plan

We sponsor the Nordson Corporation Salaried Employees Pension Plan (the “Salaried Employees Pension Plan”), a defined benefit pension plan for our U.S.-based salaried employees, including certain of our U.S.-based named executive officers. We closed the Salaried Employees Pension Plan to new participants in March 2021.

Benefits under the pension plan are based on a “final average pay,” which means the monthly average of the highest aggregate compensation (base salary and cash incentive payment) for 60 months of the 120 most recent consecutive months prior to retirement. Compensation used to determine benefits under the Salaried Employees Pension Plan may not exceed the limit under the Internal Revenue Code.

Normal retirement age under the Salaried Employees Pension Plan is age 65. Employees who retire on or after age 55 may begin receiving their benefit immediately but experience a reduction in the benefit for every month prior to age 65 that the benefit begins. Employees become 100% vested in their benefit at the earlier of age 65, or after five years of service. The benefits are further reduced by benefits received under the Social Security program.

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If the employee dies prior to receiving the vested benefit, the surviving spouse, if any, will receive a 50% survivor annuity for the rest of the surviving spouse’s life. Benefits under the Salaried Employees Pension Plan become payable on the first of the month following retirement, absent any election by a participant to commence the payment of benefits at a different time. Benefits are payable in one of the following ways:

•

Life Only Annuity. If a participant is not married or has been married less than 12 months when payments begin and does not elect an optional payment method, he or she will receive the full amount of his or her benefit in equal monthly installments for the rest of his or her life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

•

50% Joint & Survivor Annuity. If a participant is married for at least 12 months when payments begin, he or she will receive his or her benefit as a 50% Joint & Survivor Annuity, absent election of (and spousal consent for) an optional payment form. Under this option, a participant will receive a reduced monthly benefit during his or her lifetime. After the participant’s death, his or her spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant, but after the participant begins receiving payments, the participant will continue to receive the same benefit amount during his or her lifetime and no additional payments are made after death.

•

100% (or 75%) Joint & Survivor Annuity. A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of his or her benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100% or 75%) for the remainder of his or her life. The participant’s age at the date the benefit commences, the beneficiary’s age, and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

•

10 Year Certain Annuity. A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least ten years under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than 120 payments before death, the same monthly benefit continues to the beneficiary until the combined total number of installment payments are made.

•

Level Income Option. This option allows a participant to receive an increased monthly payment from the pension plan initially if a participant retires early and begins receiving payments from the pension plan before he or she is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the pension plan is reduced. This option does not provide any survivor benefit and, therefore, no benefit is payable after death.

As described above in the Executive Compensation Discussion and Analysis on page 38, if Mr. Nagarajan were to die, become disabled, be terminated without cause or terminate his employment for good reason (whether or not in connection with a change in control of Nordson), the Salaried Pension Plan Benefit amounts reported above would be payable, as if he were 100% vested in those benefits, pursuant to his Supplemental Individual Pension Benefit.

Excess Defined Benefit Pension Plan

We also sponsor an Excess Defined Benefit Pension Plan for certain of our U.S.-based executive officers. This plan is a non-tax-qualified supplemental defined benefit plan designed to work in conjunction with the Salaried Employees Pension Plan. Like the Salaried Employees Pension Plan, the Excess Defined Benefit Pension Plan was closed to new participants in March 2021.

The pension benefit outlined above for the Salaried Employees Pension Plan is calculated as if there were no compensation limits under the Internal Revenue Code. Then, the maximum benefit allowable is paid out under the Salaried Employees Pension Plan and the balance is paid out under the Excess Defined Benefit Pension Plan. In addition to the benefit payout alternatives under the Salaried Employees Pension Plan, our participating executive officers may under the Excess Defined Benefit Pension Plan elect a lump sum payout of the benefit following termination of employment.

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Benefits under the Excess Defined Benefit Pension Plan are unsecured and are payable from our general assets. Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the executive officer pursuant to Section 409A of the Internal Revenue Code. Payments delayed due to Section 409A rules will accrue interest during the deferral period at the 10-year Treasury bill rate in effect on the first business day of the Excess Defined Benefit Pension Plan year in which the delayed payment period commences.

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NON-QUALIFIED DEFERRED COMPENSATION

The following narrative, table and footnotes set forth the contributions, earnings, withdrawals or distributions, and aggregate balances for the named executive officers in 2024 under the Amended and Restated 2005 Deferred Compensation Plan.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)

Sundaram Nagarajan	2,964,112	69,615	1,189,913	—	9,420,071

Daniel R. Hopgood	—	—	—	—	—

Joseph P. Kelley	119,096	28,485	178,302	—	1,244,756

Stephen P. Lovass	3,000	19,907	54,605	—	231,874

Jennifer L. McDonough	22,538	24,073	10,703	—	68,958

Stephen F. Shamrock	—	—	—	—	—

(1)	This column includes the following amounts, all of which were included in the Summary Compensation Table above:

(a)

Amounts of base salary deferred in 2024: Mr. Nagarajan, $252,433; Mr. Kelley, $119,096; Mr. Lovass, $3,000; and Ms. McDonough, $12,538;. These amounts deferred are included in the “Salary” column of the Summary Compensation Table.

(b)	Amounts of Annual Cash Incentive Award payout deferred in 2024: Mr. Nagarajan, $82,753; and Ms. McDonough, $10,000.

(c)	Settlement date dollar value of deferred portion of Performance Share Incentive Award payout: Mr. Nagarajan, $2,628,926.

(2)

The fiscal year-end aggregate balances reported in this column include the amounts of Base Salary, Annual Cash Incentive Award payouts and Performance Share Incentive Award payouts that were deferred as compensation in the previous two years shown in the aggregate:

(a)	Base salary: Mr. Nagarajan, $409,269; Mr. Kelley $152,619; Mr. Lovass, $23,864; and Ms. McDonough, $8,461.

(b)	Annual Cash Incentive Award payout: Mr. Nagarajan, $595,080; Mr. Kelley, $475,584; and Mr. Lovass, $52,939.

(c)	Settlement date dollar value of deferred portion of Performance Share Incentive Award payout: Mr. Nagarajan, $3,339,799.

Deferred Compensation Plan

Under the Amended and Restated 2005 Deferred Compensation Plan, our executive officers may elect to defer up to 100% of their base pay and Annual Cash Incentive Award payout, and 90% of their Performance Share Incentive Award payout each year. An executive officer may elect to invest in a number of investment accounts designated by the Compensation Committee, including an account comprised of units of our common shares. The cash investment accounts mirror the investment funds and investment returns provided under our qualified defined contribution 401(k) Plan, although the plans are not linked. The number of units credited to the share unit account is based on the closing price of our common shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on our common shares.

Distributions are made in either a lump sum or installments based upon the executive officer’s annual election. An executive officer may elect to receive payment in the form of a single lump sum or periodic payments over a period of 5, 10, or 15 years. No later than 12 months prior to a distribution, an executive officer may make an election to change the payment date or form of payment, provided that the distribution occurs at least 5 years after the original date of distribution previously elected by the executive officer.

The Internal Revenue Code places limits on amounts that “highly compensated employees,” such as our executive officers, may contribute to 401(k) plans. Correspondingly, because of these limits, matching contributions to the 401(k) Plan accounts of our executive officers in 2023 were limited. In order to restore any matching contribution amount that may have been forgone by our executive officers because of this limitation, we provide executive officers the opportunity to capture this potentially lost match in the deferred compensation plan. This restoration match is made to the executive officers who defer at least a minimum portion of their base salary.

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For all distributions, cash will be paid with respect to the cash accounts and our common shares will be issued equal to the number of share units in the executive officer’s share equivalent unit account. Upon an executive officer’s death, payment of any balance in a deferral account will be made to a designated beneficiary.

To permit deferrals and payouts that comply with Section 409A of the Internal Revenue Code, we adopted the 2005 Deferred Compensation Plan effective for deferrals by the executive officers after January 1, 2005. On December 10, 2008, the Compensation Committee adopted the Amended and Restated 2005 Deferred Compensation Plan to bring the plan into compliance with final rules issued under Section 409A.

John Hancock was the administrator of the Amended and Restated 2005 Deferred Compensation Plan from 2022 through the end of May 2024 and the investment options and returns for those respective time periods were as follows:

Investment Funds-John Hancock	2024 Return (1)	2023 Return	2022 Return

Investment Contract	1.72%	3.00%	3.09%

Money Market Trust	2.99%	(6.11)%	0.74%

Large Cap Value (500 Index B)	24.83%	(6.11)%	(14.83)%

Large Cap Blend (Equity-Income)	22.00%	(1.15)%	(2.89)%

Large Cap Growth (Blue Chip Growth)	31.42%	24.95%	(36.54)%

International Equity Index (B)	19.58%	12.86%	(25.20)%

Nordson Stock (includes dividends)	11.27%	(4.35)%	(6.11)%

(1)	As of May 31, 2024

Fidelity was the administrator of the Amended and Restated 2005 Deferred Compensation Plan from June 2024 through the end of fiscal year 2024 and the investment options and returns during that time were as follows:

Investment Funds-Fidelity	2024 Return (1)

Asset Allocation Options

SSgA Target Ret Inc NL Ser M	16.04%

SSgA Target Ret 2020 NL Ser M	16.65%

SSgA Target Ret 2025 NL Ser M	19.86%

SSgA Target Ret 2030 NL Ser M	23.64%

SSgA Target Ret 2035 NL Ser M	25.47%

SSgA Target Ret 2040 NL Ser M	26.71%

SSgA Target Ret 2045 NL Ser M	27.66%

SSgA Target Ret 2050 NL Ser M	28.53%

SSgA Target Ret 2055 NL Ser M	28.70%

SSgA Target Ret 2060 NL Ser M	28.70%

SSgA Target Ret 2065 NL Ser M	28.70%

Passive Core Options

Northern Trust Aggregate Bond Index NL III	11.50%

Vanguard Balanced Index Inst (VBAIX)	25.51%

Northern Trust S&P 500 Index NL III	36.33%

Northern Trust Extended Equity Market Index NL III	28.45%

Northern Trust ACWI ex-US Index NL III	25.32%

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Investment Funds-Fidelity	2024 Return (1)

Active Core Options

Allspring Gov Money Market I (GVIXX)	5.31%

MassMutual Guaranteed Interest Account	0.00%

Loomis Sayles Core Plus Fixed Income F	12.59%

T Rowe Price Institutional Large-Cap Value Fund (TILCX)	28.20%

MainStay Large Cap Growth Fund I (MLAIX)	45.91%

Wellington SMID Cap Research Equity Portfolio (Series 4)	32.95%

MFS International Equity Fund 3A	27.30%

MFS International New Discovery Fund R4 (MIDJX)	23.62%

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POTENTIAL BENEFITS UPON TERMINATION OR CHANGE OF CONTROL

The following table and narrative address the impact a loss of employment in each of the following scenarios as of October 31, 2023 would have on executive compensation and benefits: termination for cause or voluntary termination, death, long-term disability, retirement, involuntary termination and termination without cause or for good reason, and payments in connection with a termination following a change-in-control.

Payout of account balances of our executive officers’ deferred compensation plan accounts, qualified and excess defined benefit pension plans, and qualified defined contribution 401(k) plan would be made under the distribution provisions of those plans.

Benefit or Payment	Termination for Cause or Voluntary Termination	Termination Due to Death, Disability(1) or Retirement At Normal Age (age 65)(2)	Termination Due to Early Retirement (age 55)(2)	Involuntary Termination(3) / Termination Without Cause or for Good Reason(4)	Termination following a Change-in-Control(5)
Severance (Cash)	None	None	None	Chief Executive Officer Only: Described in the “Severance Agreements” section above under Part IV of the Executive Compensation Discussion and Analysis	Lump sum cash payment equal to two times the sum of the executive officer’s annual base salary and cash incentive award (at target payout)
Stock Options (Unvested)	Forfeited	Death or Disability: full vesting(6) Retirement at 65: vesting continues except for awards made less than 12 months prior to termination, which are forfeited(6)	Vesting Continues except for awards made less than 12 months prior to termination, which are forfeited(7)	Forfeited	Vest upon a change-in-control or involuntary termination without cause or for good reason within 2 years after a change-in-control
Service-Based Restricted Shares (Unvested)	Forfeited	Death or Disability: full vesting Retirement at 65: full vesting, except for awards made less than 12 months prior to termination, which are forfeited	Pro-rated vesting based on number of months of service since award date except for awards made less than 12 months prior to termination, which are forfeited	Chief Executive Officer Only: Full vesting All Others: Forfeited	Vest upon a change-in-control or involuntary termination without cause or for good reason within 2 years after a change-in-control
Performance Share Incentive Award	Forfeited	Pro-rated payout determined at the conclusion of the respective performance period	Pro-rated payout determined at the conclusion of the respective performance period	Forfeited	Vest upon a change-in-control or involuntary termination without cause or for good reason within 2 years after a change-in-control. Payout based on performance to date, or if not determinable, at target as of the date of change-in-control

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Benefit or Payment	Termination for Cause or Voluntary Termination	Termination Due to Death, Disability(1) or Retirement At Normal Age (age 65)(2)	Termination Due to Early Retirement (age 55)(2)	Involuntary Termination(3) / Termination Without Cause or for Good Reason(4)	Termination following a Change-in-Control(5)
Excess Defined Pension Benefit	No enhancement	No enhancement, except Supplemental Individual Pension Benefit for Mr. Nagarajan due to death or disability prior to full vesting under Salaried Employees Pension Plan	No enhancement	No enhancement, except Supplemental Individual Pension Benefit for Mr. Nagarajan upon termination prior to full vesting under Salaried Employees Pension Plan	Two (2) additional years of age and benefit service Supplemental Individual Pension Benefit for Mr. Nagarajan upon termination prior to full vesting under Salaried Employees Pension Plan
Paid Health Care Benefits	None	None	None	Chief Executive Officer: Yes Others: None	Yes
Professional Outplacement Services	None	None	None	None	Yes (up to $50,000)
Excise and Related Income Tax Gross Up	None	None	None	None	None

(1)

A disability benefit is payable under the long-term disability plan under a group life insurance policy. Any amounts due to an executive officer above the maximum disability payment provided by the policy ($25,000 per month) would be paid from our general assets. In the event of the Chief Executive Officer’s death, the surviving spouse will be entitled to: (a) a life insurance benefit equal to two times the sum of her or his annual base salary and target Annual Cash Incentive Award for the fiscal year in which the death occurs; (b) continued health benefits for 2 years; and (c) a pro-rated amount of the Chief Executive Officer’s Annual Cash Incentive Award for the fiscal year of death based upon actual performance in such fiscal year, as determined at the end of the applicable performance period. In the event of the Chief Executive Officer’s termination of employment due to disability when she or he is age 65 or older or a termination due to retirement, the Chief Executive Officer shall receive a $12,000 Company-paid retiree life insurance benefit.

(2)	Predicated upon retirement under the Company-sponsored pension plan. Stock option and restricted share unit awards made less than 12 months prior to date of termination of employment are forfeited.

(3)	Presumes involuntary termination was not due to a violation of the Company’s Code.

(4)

We have no contractual obligation to provide severance payments or benefits to an executive officer whose employment is terminated without cause, other than with respect to Mr. Nagarajan under his employment agreement. Severance benefits due to Mr. Nagarajan in the event of a termination without cause or a resignation for good reason are discussed under the caption “Severance Agreements” in the Executive Compensation Discussion and Analysis of this Proxy Statement.

If any negotiated severance arrangement were entered into between us and an executive officer for severance payments, we would require the executive officer to sign a general release and waiver of claims against us and would typically require compliance with confidentiality and non-compete restrictions. Any agreed-upon severance payment will be subject to delay in the commencement of payments required by Section 409A of the Internal Revenue Code.

“Cause” and “Good Reason” are discussed in the “Severance Agreement” section of the Executive Compensation Discussion and Analysis section of this Proxy Statement.

(5)	A change-in-control occurs if and when:

•

a report is filed with the SEC on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as the term “person” is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities representing 35% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

•

during any period of 24 consecutive months, individuals who, at the beginning of such 24-month period were our directors, which we refer to as the incumbent board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the incumbent board;

•	all or substantially all of our assets are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or

Nordson Corporation – 2025 Proxy Statement  |  85

•

we are merged or consolidated with another corporation and, as a result, securities representing less than 50% of the combined voting power of the surviving or resulting corporation’s securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of our securities immediately prior to such merger or consolidation.

Upon a change-in-control, all outstanding equity compensation awards that are not assumed or continued by the acquirer vest immediately. Unlike the “double trigger” discussed above, no termination of employment is required for the accelerated vesting of the awards. Equity awards that are assumed or continued by the acquirer vest on termination without cause or for good reason within 2 years after the change-in-control.

(6)	Vested options may be exercised for the life of the option.

(7)	Vested options may be exercised for the earlier of (a) five (5) years following retirement date or (b) the life of the option.

Enhanced Payments and Benefits Assuming Termination as of October 31, 2024

The following table reflects the estimated value of enhanced payments and benefits that the named executive officers would receive under various termination scenarios assuming that all listed events occurred as of the last business day of fiscal year 2024 — October 31, 2024

In estimating the amounts reflected in the following table, we also applied the following general assumptions and principles:

•

No amounts for 2023 base salary or payouts under the 2024 Annual Cash Incentive Award and 2022-2024 Performance Share Incentive Award are included in the following tables because the amounts are already earned as of October 31, 2024 and are not enhanced by any of the triggering events;

•	Amounts were calculated based on each named executive officer’s age, compensation, and years of service as of October 31, 2024;

•	The value of our common shares on October 31, 2024 was $247.89 per share;

•	Unvested stock options that vest were valued at an amount per share equal to the difference between $247.89 and the exercise price for each of the stock options on the grant date;

•

No amounts were included for account balances in our qualified defined contribution 401(k) plan because this plan is available to all U.S.-based salaried employees who have worked the minimum amount of hours required to receive this benefit;

•

No amounts were included for balances in a named executive officers’ deferred compensation account. Fiscal year-end deferred account balances are reported in the Non-Qualified Deferred Compensation table;

•	The value of benefits and payments that are generally available to all employees on a non-discriminatory basis are not included;

•	The value of performance share units for termination other than voluntary termination or termination due to cause was determined using payout at target performance;

•

The value of restricted share units subject to accelerated vesting is based on shares outstanding as of October 31, 2024 as shown in the Outstanding Equity Awards table. Value is determined by multiplying the number of shares by the closing price of our common shares on October 31, 2024—$247.89 per share;

•

None of the named executive officers is qualified to receive an age 65 retirement pension benefit as of October 31, 2024. The actuarial present value of the benefit under our Salaried Employees Pension Plan for each named executive officer may be found in the Pension Benefits table. In the event of Mr. Nagarajan’s death, disability, termination without cause or termination for good reason (whether or not in connection with a change in control of Nordson) on October 31, 2024, that benefit would have been provided pursuant to his Supplemental Individual Pension Benefit; and

•

Calculation of post-termination payout of the Excess Defined Benefit Pension Plan assumes a lump sum payout. Other assumptions used in the calculation are noted in footnote 1 to the Pension Benefits table. The payout amount in the event of a qualifying termination following a change-in-control reflects an additional two years of age and two years of service, up to a maximum age 65 and 30 years of service.

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Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount a named executive officer would have received if termination had occurred on October 31, 2024.

Named Executive Officer	Death and Disability ($)	Early Retirement (Age 55) ($)(1)	Involuntary Termination / Termination Without Cause or for Good Reason ($)(2)	Qualifying Termination Following Change-in-Control ($)	Retirement ($)

Sundaram Nagarajan	6,437,166	5,214,428	10,308,609	12,119,338	0

Daniel R. Hopgood	382,990	106,386	0	1,794,379	0

Joseph P. Kelley	2,776,544	1,562,929	0	5,162,327	0

Stephen P. Lovass	1,487,980	960,725	0	3,812,186	0

Jennifer L. McDonough	927,339	741,580	0	2,446,524	0

Stephen F. Shamrock	343,865	79,696	0	956,739	0

(1)	As of October 31, 2024, no named executive officer was eligible for retirement at the normal retirement age.

(2)

Mr. Nagarajan is the only named executive officer eligible to receive severance and full vesting of restricted share units in the event his employment is terminated involuntarily by the Company or by Mr. Nagarajan for Good Reason, as that term is defined in his employment agreement, absent a change-in-control. No enhancements are provided to the other named executive officers in this termination scenario.

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The same median employee that was used in fiscal year 2023 was used for fiscal year 2024. The CEO pay ratio rule permits the use of a median employee for up to three years unless there has been a meaningful change to our employee population, or a change in employee compensation arrangements that Nordson believes would result in a significant modification to the pay ratio disclosure. This will be the second year using this median employee in the calculation.

We identified our median employee in fiscal 2023 by compiling a list of all full-time and part-time employees, excluding the CEO, who were employed by us on October 19, 2023 and sorting that list based on the consistently applied compensation measure of total target cash compensation (base salary and annual cash incentive). We included all full-time and part-time employees except for approximately 700 employees who were employed by the ARAG group entities that were acquired in August 2023 as more fully described in Note 3 Acquisitions in the “Notes to Consolidated Financial Statements” section of our Form 10-K for 2023. We determined that inclusion of the employees of the ARAG group entities, as well as any other changes to our employee population during the 2024 fiscal year, would not result in a significant change in our pay ratio and therefore continued to use the same median employee identified in fiscal 2023 as noted above. We calculated the annual total compensation of the median employee by using the same methodology that we used to determine the annual total compensation of our CEO, as reported in the 2024 Summary Compensation Table. Using this calculation method, the annual total compensation of our median employee, excluding the CEO, was $71,870, and the annual total compensation of Mr. Nagarajan, our CEO, was $8,566,276. Using this methodology, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 119 to 1.

The pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with flexibility in determining the methodology used to identify the median employee, in calculating the median employee’s annual total compensation and in estimating the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, along with differences in employee populations, geographic locations, business strategies and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

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PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE

Fiscal Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands) (h)(4)	Base Business Operating Profit (in thousands) (i)(5)
					Total Shareholder Return (f)(3)	Peer Group Total Shareholder Return (g)(3)

2024	$8,566,276	$11,019,933	$1,886,356	$2,246,884	$132.45	$168.55	$467,284	$696,000

2023	$7,058,392	$4,259,156	$2,300,758	$1,578,085	$113.14	$137.60	$487,493	$672,761

2022	$8,432,113	$7,615,111	$2,500,576	$2,326,383	$118.41	$128.69	$513,103	$702,360

2021	$10,308,750	$11,888,956	$3,091,051	$3,748,173	$132.51	$142.05	$454,368	$615,157

(1)
Sundaram Nagarajan served as our principal executive officer (“PEO”) for the full year for each of fiscal 2024, 2023, 2022 and 2021. For fiscal 2024, our non-PEO
named executive officers (“NEOs”) included Daniel C. Hopgood, Joseph P. Kelley, Stephen P. Lovass, Jennifer L. McDonough and Stephen F. Shamrock. For fiscal 2023, our non-PEO
NEOs included Joseph P. Kelley, Jeffrey Pembroke, Stephen P. Lovass, and James E. DeVries. For fiscal 2022, our non-PEO
NEOs included
Joseph P. Kelley, Jeffrey A. Pembroke, Stephen P. Lovass and Jennifer L. McDonough. For fiscal 2021, our non-PEO
NEOs included Joseph P. Kelley, Gregory P. Merk, Jeffrey A. Pembroke and Stephen P. Lovass.

(2)
For each of fiscal 2024, 2023, 2022, and 2021 the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO
NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively:

SUNDARAM NAGARAJAN	2024	2023	2022	2021

Summary Compensation Table Total for PEO (column (b))	$8,566,276	$7,058,392	$8,432,113	$10,308,750

- aggregate change in actuarial present value of pension benefits	$559,095	$443,516	$327,553	$239,445

+ service cost of pension benefits	$333,794	$323,038	$372,875	$414,386

+ prior service cost of pension benefits	$—	$—	$—	$14,728

- SCT “Stock Awards” column value	$4,219,798	$3,110,106	$2,997,098	$5,830,079

- SCT “Option Awards” column value	$1,740,010	$2,012,792	$2,475,660	$1,970,346

+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$6,764,399	$2,488,293	$4,375,965	$7,643,426

[+/-] year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$252,320	$813,409	$1,167,627	$2,449,803

+ vesting date fair value of equity awards granted and vested in the covered year	$374,810	$713,027	$1,370,250	$—

[+/-] year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$1,228,392	$96,827	$23,961	$(902,267)

- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$—	$—	$—	$—

+ dollar value of dividends/earnings paid on equity awards in the covered year	$18,845	$36,149	$7,885	$—

[+ excess fair value for equity award modifications]	$—	$—	$—	$—

Compensation Actually Paid to PEO (column (c))	$11,019,933	$4,259,156	$7,615,111	$11,888,956

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AVERAGE FOR NON-PEO NEOS	2024	2023	2022	2021

Average SCT Total for Non-PEO NEOs (column (d))	$1,886,356	$2,300,758	$2,500,576		$3,091,051

- aggregate change in actuarial present value of pension benefits	$72,785	$(222,053)	$169,270	-$	332,388

+ service cost of pension benefits	$34,085	$89,347	$86,118		$131,937

+ prior service cost of pension benefits	$—	$—	$—		$4,608

- SCT “Stock Awards” column value	$760,083	$992,847	$784,400		$1,246,865

- SCT “Option Awards” column value	$331,812	$447,847	$518,945		$418,909

+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$1,252,349	$854,453	$1,048,192		$1,778,869

[+/-] year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$61,536	$175,572	$—		$895,006

+ vesting date fair value of equity awards granted and vested in the covered year,	$46,256	$109,324	$292,838		$0

[+/-] year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$128,454	$50,727	$71,519	-$	155,932

- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$—	$—	$—		$0

+ dollar value of dividends/earnings paid on equity awards in the covered year	$2,528	$11,795	$3,377		$795

[+ excess fair value for equity award modifications]	$—	$—	$—		$0

Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$2,246,884	$1,578,085	$2,326,383		$3,748,173

The amounts deducted for aggregate change in actuarial present value of pension benefits for our non-PEOs
in 2023, 2022 and 2021 represented the aggregate actuarial value of pension benefits instead of the yearly change in such figure, and therefore were overstated in the adjustments table of the pay versus performance disclosure in our previous proxy statement filing. These aggregate change in actuarial present value of pension benefits values have been updated in the adjustments table above and the average compensation actually paid to our non-PEO
for those years has also been similarly updated to reflect these changes.

(3)
For each of fiscal 2024, 2023, 2022 and 2021, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on October 31, 2020. The yearly percentage change in cumulative total shareholder return was measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for the period from October 31, 2020 through and including the last day of the covered fiscal year (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the year-end
values of such investment as of the end of fiscal 2024, 2023, 2022 and 2021, as applicable. For purposes of this pay versus performance disclosure, our peer group is the
S&P MidCap 400 Ind. Machinery Index (the “Peer Group”).
Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)	Net income is calculated in accordance with GAAP.

(5)	The Company-selected measure of Base Business Operating Profit is calculated set forth as described in “Executive Compensation Discussion and Analysis” above.

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  Nordson Corporation – 2025 Proxy Statement

Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of fiscal 2024, 2023, 2022 and 2021, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO
NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance table.

Relationship Between Compensation Actually Paid
Company TSR and Peer Group TSR
Total Shareholder Return
$200.00
$150.00
$100.00
Compensation Actually Paid
$16,000,000
$12,000,000
$8,000,000
$4,000,000
$0
10/31/2020
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO NEO CAP
Company TSR
Peer Group TSR

Relationship Between Compensation Actually Paid and Company Net Income
Net Income
$520,000,000
$500,000,000
$480,000,000
$460,000,000
$440,000,000
Compensation Actually Paid
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$0
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO NEO CAP
Net Income

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|  91

Relationship Between Compensation Actually Paid and Base Business Operating Profit
$720,000
$680,000
$640,000
$600,000
Base Business Operating Profit (in thousands)
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO NEO CAP
Base Business Operating Profit

Tabular List
The following table lists the five financial performance measures (as defined and described in Executive Compensation Discussion and Analysis above) that we believe represent the most important financial performance measures we use to link compensation actually paid to our NEOs for fiscal 2024 to our performance:

EPS Growth
ROIC
EBITDA Margin
Organic Revenue
Base Business Operating Profit

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

Why am I receiving this Proxy Statement? You have been sent this Proxy Statement and proxy/voting instruction card(s) because you were a shareholder, or held Nordson common shares through a broker, trustee, or other third party, at the close of business on January 3, 2025, the record date for shareholders entitled to vote at the Annual Meeting. As of January 3, 2025, there were 57,087,783 common shares outstanding, excluding treasury shares which cannot be voted, and each common share is entitled to one vote upon all matters presented to the shareholders.

What is a proxy? A proxy is your legal appointment of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy.

On the proxy/voting instruction card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. The proxies are required to vote your shares in the manner you instruct.

Who can attend the Annual Meeting? All shareholders of record as of the close of business on January 3, 2025 may attend the Annual Meeting.

Must I inform anyone of my intent to attend the Annual Meeting? No. The Annual Meeting will be held virtually and no advanced notice of attendance is required.

How do I attend the Annual Meeting? We will be hosting the Annual Meeting live via the internet. You will not be able to attend the Annual Meeting in person. Only shareholders of record as of the close of business on January 3, 2025, the record date, or their legal proxy holders, are entitled to virtually attend the Annual Meeting.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/NDSN. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, March 4, 2025, shareholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting at 8:45 a.m. Eastern Time. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time.

How do I ask questions during the Annual Meeting? Shareholders will have substantially the same opportunities to participate as they would have at an in-person meeting. Shareholders may submit questions while registering to attend the Annual Meeting on the internet. If you wish to submit a question, you may do so by logging into the virtual meeting using the unique link provided, typing the question into the “Q&A” field and clicking “Submit”. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting will be set forth in the Annual Meeting’s Rules of Conduct, which will be made available within the virtual Annual Meeting platform.

What if I have technical difficulties accessing the Annual Meeting? We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email

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What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote? The following chart explains your voting options with regard to each proposal to be voted upon at the Annual Meeting, how the Board of Directors recommends that you vote, and the vote required for that proposal to be approved.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	VOTING OPTIONS	REQUIRED VOTE	BROKER DISCRETIONARY VOTE PERMITTED	BOARD’S VOTING RECOMMENDATION

1. Election of four directors to our Board of Directors	“FOR” all nominees or “WITHHOLD” your vote for one or more of the nominees.	Each nominee must receive a plurality of the votes cast.(1)	No	FOR the election of each director nominee

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025	“FOR” or “AGAINST” or “ABSTAIN” from voting.	This non-binding proposal will be considered approved if more votes are cast in favor than against.(2)	Yes(2)	FOR

3. Approve, on an advisory basis, the compensation of our named executive officers	“FOR” or “AGAINST” or “ABSTAIN” from voting.	This non-binding proposal will be considered approved if more votes are cast in favor than against.	No	FOR

(1)

Our majority voting policy states that any Director who fails to receive a majority of the votes cast in his/her favor is required to submit his/her resignation to the Board. The Governance and Sustainability Committee of the Board would then consider each resignation and determine whether to accept or reject it. Abstentions and broker non-votes will have no effect on the election of a Director and are not counted under our majority voting policy.

(2)

This is considered to be a routine matter under applicable rules and, therefore, if you hold your shares in street name and do not provide voting instructions to the broker, trustee, or other nominee that holds your shares, the nominee has discretionary authority to vote on this Proposal but not any other Proposals since they are considered to be “non-routine” matters.

Abstentions as to any matter are counted in determining the presence of a quorum at the Annual Meeting. Abstentions are not included in the vote count for election of directors. Abstentions will affect the outcome of the votes on Proposals 2 and 3, being equivalent to votes “against” the Proposals.

Will any other matters be voted on? We are not aware of any other matters on which you will be asked to vote at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion to vote on these matters as they may arise. Furthermore, if a nominee cannot or will not serve as director, then the proxy holders will vote for a replacement nominated by the Board. We do not expect any nominee to be unwilling to serve.

What is the difference between holding shares as a shareholder of record, a beneficial owner, or a Nordson-sponsored retirement plan participant?

•

Shareholder of record. If Nordson shares are registered in your name with our transfer agent, Computershare, Inc., you are considered the shareholder of record and these proxy materials have been sent directly to you. You may vote electronically during the Annual Meeting by entering the 16-digit control number found on your proxy/voting instruction card at the time you log into the Annual Meeting. You may also award us your proxy to vote your shares by telephone, via the internet, or by mailing your signed proxy/voting instruction card in the postage-paid envelope provided. The card provides voting instructions.

•

Beneficial owner (“in street name”). If your shares are not held in your name but instead are held in a brokerage account, by a trustee, or by another nominee, then that other entity/holder is considered the shareholder of record and you are considered a beneficial owner of those shares. We sent these proxy materials to that other entity/holder, and they have been forwarded to you with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee, or other nominee how to vote. Please refer to the information your broker, trustee, or other nominee provided to determine what voting options are available to you. To vote electronically during the Annual Meeting as a beneficial owner, you will need to obtain a valid proxy from your broker, bank, or other nominee. Follow the instructions from your broker, bank, or other nominee with these proxy materials, or contact your broker, bank, or other nominee to request a proxy form.

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•

Shares held as a participant in the Nordson Corporation Employees’ Savings Trust (“401(k)”) Plan and/or Nordson Corporation Employee Stock Ownership Plan (collectively, the “Plans”). If you participate in one or both of these Plans you may have certain voting rights regarding shares of our common stock credited to your account in the Plans. You do not own these shares. They are owned by the Plan trustee, which is the same trustee for both Plans.

The Plans provide you with voting rights based on the number of shares that were constructively invested in your Plan account as of the close of business on the record date. You may vote these shares in much the same way as shareholders of record vote their shares, but you have an earlier deadline to vote.

You may vote the amount of shares credited to your account as of the record date for the Annual Meeting by telephone, via the internet, or by mailing your signed proxy/voting instruction card in the postage-paid envelope provided. Your vote must be received by 11:59 p.m., Eastern Time, on February 28, 2025. You may vote these shares by following the instructions provided on the proxy/voting instruction card included with these materials.

By submitting your voting instructions, you will direct the Plan trustee:

•	How to vote the shares allocated to your account in the Plan(s), and

•	How to vote a portion of the shares allocated to the accounts of other participants in the Plan (s) who have not submitted voting instructions by the deadline.

The trustee will submit one proxy to vote all shares in each of the Plans. The trustee will vote the shares of participants submitting voting instructions in accordance with their instructions and will vote the remaining shares in each of the Plans in the same proportion as the final votes of all participants who actually voted. Please note that, if you do not submit voting instructions for the shares in your account by the voting deadline, those shares will be included with the other undirected shares and voted by the trustee as described above. Because the trustee submits one proxy to vote all shares in each of the Plans, you may not vote Plan shares electronically during the Annual Meeting.

Where is Nordson Corporation common stock traded? Our common stock is traded and quoted on the Nasdaq Global Select Stock Market LLC under the symbol “NDSN.”

How many votes do I have, and can I cumulate my votes? You have one vote for each share of our common stock that you own as of the record date of the Annual Meeting. Unless cumulative voting is invoked by a shareholder through proper notice to Nordson as described under “Proposal 1: Election of Directors - Cumulative Voting,” cumulative voting is not allowed.

How do I vote and what are the voting deadlines?

Shareholders of record and Plan participants. If you are a shareholder of record or a Plan participant, you may vote by proxy in any of the following three ways:

HOW TO VOTE

VIA THE INTERNET	BY TELEPHONE	BY MAIL	AT THE MEETING

www.proxypush.com/NDSN	Call 866-868-2638 in the U.S. or Canada	Follow the instructions on the proxy / voting instruction card	Attend our Annual Meeting and vote electronically

The internet and telephone voting procedures are designed to authenticate votes cast and allow shareholders to appoint a proxy and to confirm that their actions have been properly recorded. Specific voting instructions are set forth on the accompanying proxy/voting instruction card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full set of proxy materials through the instructions in the Notice of Internet Availability of Proxy Materials.

If you are a shareholder of record, your deadline to cast your vote by proxy is 9:00 a.m., Eastern Time, on March 4, 2025. You may also vote electronically during the Annual Meeting by entering the control number found on your proxy/voting instruction card at the time you log into the Annual Meeting.

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If you are a Plan participant, your deadline to cast your vote by proxy is 11:59 p.m., Eastern Time, on February 28, 2025.

Beneficial owners. If you are a beneficial owner, you should receive voting instructions from the broker, trustee, or other nominee holding your shares. You should follow the instructions in the notice or voting instructions provided by your broker, trustee, or nominee in order to instruct your broker, trustee, or other nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of the broker, trustee, or nominee. Shares held beneficially may be voted electronically during the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee giving you the right to vote the shares.

All owners. If you receive more than one proxy/voting instruction card, it is important that you vote all shares represented by the multiple cards. Each card represents different shares.

May I change my vote? Yes. You may change your vote or revoke your proxy any time before the voting deadline.

Shareholders of record. If you are a shareholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	submitting a later-dated proxy by telephone or via the internet as your latest internet or telephone proxy received will be counted;

•	returning a later-dated, duly executed proxy card;

•	delivering a written revocation to our Secretary at 28601 Clemens Road, Westlake, Ohio 44145 before the Annual Meeting; or

•	attending the Annual Meeting virtually and voting again, electronically.

Plan participants. If you are a Plan participant, you may revoke previously given voting instructions on or before 11:59 p.m., Eastern Time, on February 28, 2025 by filing either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date with John Hancock Trust Company, LLC, the trustee for each of the Plans.

Beneficial owners. If you are a beneficial owner of your shares in “street name”, you must contact the broker, trustee, or other nominee holding your shares and follow their instructions for changing your vote.

All shareholders. You will not revoke a proxy merely by attending the virtual Annual Meeting. To revoke a proxy, you must take one of the actions described above.

What will happen if I do not vote my shares?

Shareholders of record. If you are the shareholder of record and you do not vote by proxy card, by telephone, via the internet, or electronically at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial owners. If you are the beneficial owner of your shares in “street name”, your broker, trustee, or nominee may vote your shares only on those proposals on which it has discretion to vote. Under applicable rules your broker, trustee, or nominee does not have discretion to vote your shares on non-routine matters, such as Proposals 1 and 3. Therefore, if you do not provide voting instructions to your broker, trustee, or other nominee, your broker, trustee, or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual Meeting.

What if I do not specify how my shares are to be voted? If you are a shareholder of record and you submit a duly executed proxy, but you do not provide voting instructions, your shares will be voted as indicated in the following table:

PROPOSAL	VOTE TO BE CAST

Proposal 1 — Election of four directors to our Board of Directors	FOR all nominees

Proposal 2 — Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025	FOR

Proposal 3 — Approve, on an advisory basis, the compensation of our named executive officers	FOR

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What constitutes a quorum, and why is a quorum required? Our Regulations require a quorum of shareholders to hold our Annual Meeting. A quorum will be present when at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting either electronically or by proxy. Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker non-votes (described below) will also count towards the quorum requirement. If a quorum is not achieved, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are broker non-votes? A broker non-vote occurs when a broker, trustee, or other nominee holding your shares does not receive voting instructions from you as the beneficial owner of the shares by a specified date before the Annual Meeting and does not have discretionary authority to vote those undirected shares on specified matters under applicable rules. Proposals 1 and 3 are considered non-routine matters and discretionary voting on these matters is prohibited.

As a result, if you are a beneficial owner and hold your shares in street name, and do not give your broker, trustee, or other nominee instructions on how to vote your shares with respect to Proposals 1 and 3, no votes will be cast on your behalf with respect to those proposals. The ratification of auditors (Proposal 2) is a discretionary matter, so your broker, trustee, or other nominee will be permitted to exercise discretionary authority to vote your shares with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm even if you do not give your broker, trustee, or other nominee instructions on how to vote your shares with respect to that proposal.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1 ) or the approval of Proposal 2 since brokers have discretion to vote uninstructed shares on that proposal. Broker non-votes will have no effect on the outcome of the vote on Proposal 3. It is important that you provide voting instructions for all shares you own beneficially.

Who will tabulate the votes? Mediant Communication, Inc. (“Mediant”) has been engaged as our independent agent to receive and tabulate shareholder votes. Broadridge will separately tabulate FOR, AGAINST and WITHHOLD votes, abstentions, and broker non-votes. The Inspector of Election will certify the election results and perform any other acts required by Ohio Corporation Law.

What happens if the Annual Meeting is adjourned or postponed? Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who is paying for the costs of this proxy solicitation? We will bear the expense of soliciting proxies. Proxies may also be solicited by Nordson personnel in person or by mail, telephone, or electronic communications, but no additional compensation will be paid to them. We will also supply, at our expense, copies of proxy materials and the Annual Report to Shareholders to brokers, trustees, and other nominees for the purpose of soliciting proxies from beneficial owners.

How will I know the results of the Annual Meeting? The final voting results will be tallied by our Inspector of Election and published in a Current Report on Form 8-K filed with the SEC that we expect to file within four business days after the Annual Meeting.

If there is more than one shareholder living at the same address, will each shareholder receive proxy materials? To reduce the expense of delivering duplicate materials to shareholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of the Notice of Internet Availability of Proxy Materials or Annual Report to Shareholders and proxy materials until such time as one or more of these shareholders notifies us that they wish to receive individual copies by contacting us at the address and phone number below. Shareholders of record in the same household continue to receive separate proxy/voting instruction cards. In addition, if your household currently receives multiple copies of our Notice of Internet Availability of Proxy Materials or Annual Report to Shareholders and proxy materials, you may “opt in” to householding for future mailings to receive a single copy of these documents.

We will mail materials that you request at no cost. You may contact us with your request by writing to Corporate

Nordson Corporation – 2025 Proxy Statement  |  97

Communications, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145 or calling 440-414-5606. You may also access the Proxy Statement and Annual Report at: https://investors.nordson.com/financials/annual-reports/default.aspx.

How do I submit director nominations or shareholder proposals for the 2026 Annual Meeting?

Shareholder Proposals Submitted Under Rule 14a-8

Assuming that our 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) is held within 30 days of the one year anniversary of the 2025 Annual Meeting, any shareholder who wishes to submit a shareholder proposal for consideration at the 2026 Annual Meeting and for inclusion in next year’s Proxy Statement under Rule 14a-8 of the Exchange Act, should send the proposal to c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145 for receipt on or before September 19, 2025.

Proposals and Director Nominations Submitted Pursuant to our Regulations

Additionally, under our Regulations, a shareholder may submit a proposal for consideration at the 2026 Annual Meeting, but not for inclusion in next year’s Proxy Statement, if the shareholder provides written notice no earlier than 90 days and no later than 60 days prior to the 2026 Annual Meeting. Assuming that the 2026 Annual Meeting will be held on March 3, 2026, that means notice of such proposals must be received no earlier than December 3, 2025 and no later than January 2, 2026. Our Regulations are available at: https://www.nordson.com/en/about-us/corporate-governance.

Similar to the requirements under our Regulations described above, the notice of the nomination of a director must be received no earlier than 90 days and no later than 60 days prior to an annual meeting of shareholders. Assuming the 2026 Annual Meeting is held on March 3, 2026, the deadline for director nominations would be no earlier than December 3, 2025 and no later than January 2, 2026. The Governance and Sustainability Committee will assess the qualifications of the candidate according to criteria set out in Nordson Corporation’s Governance Guidelines, which are available at: https://www.nordson.com/en/about-us/corporate-governance. For a candidate to be considered for election as a director or for business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must comply with all of the requirements of our Regulations, not just the advance notice requirements described above. Any proposal for inclusion in the proxy materials, notice of proposal, or suggestion for nominee(s) for election to our Board of Directors should be sent to c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

In addition to satisfying the foregoing requirements under our Regulations, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act (including the names of the nominees and a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than Nordson’s nominees), which notice must be postmarked or transmitted electronically to our Secretary at our principal executive offices at the address above no later than 60 calendar days prior to the anniversary date of the 2025 Annual Meeting (for the 2026 Annual Meeting, no later than January 5, 2026, given that January 3, 2026 is a Saturday. However, if the date of the 2026 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.

If the notices delivered pursuant to the Regulations are not timely received, then we will not be required to present such proposals or nominations, as applicable, at the 2026 Annual Meeting. If the Board chooses to present any information submitted after the deadlines set forth in the Regulations (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2026 Annual Meeting, then the persons named in proxies solicited by the Board for the 2026 Annual Meeting may exercise discretionary voting power with respect to such information.

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What is our policy governing communication with our Board of Directors?

Members of our management team regularly meet with shareholders to discuss a broad range of topics, including our governance and compensation practices. In addition, our Board provides to every shareholder the ability to communicate with the Board as a whole and with individual directors through an established process for shareholder communication.

Shareholders may communicate with the Board, the Chair of the Board, a Board committee, the non-employee directors as a group, or individual directors by sending written communications addressed to the Board, a Board committee or such individual director or directors, c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Our Secretary will initially review communications before forwarding them to members of the Board to whom the communication is directed, or if the communication is not directed to any specific member(s) of the Board, to the Chair of the Governance and Sustainability Committee. We generally will not forward a shareholder communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about the Company. Concerns about accounting or auditing matters or possible violations of our Code should be reported pursuant to the procedures outlined in the Code.

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NORDSON CORPORATION

RECONCILIATION OF NON-GAAP MEASURES — EBITDA (Unaudited)

(Dollars in thousands)

	Twelve Months Ended

	October 31, 2024	October 31, 2023

SALES BY SEGMENT

Industrial precision solutions	$1,484,249	$1,391,046

Medical and fluid solutions	695,452	660,316

Advanced technology solutions	510,220	577,270

Total sales	$2,689,921	$2,628,632

OPERATING PROFIT

Industrial precision solutions	$470,559	$460,889

Medical and fluid solutions	187,731	189,367

Advanced technology solutions	94,231	101,662

Corporate	(78,520)	(79,157)

Total operating profit	$674,001	$672,761

OPERATING PROFIT ADJUSTMENTS (1)

Industrial precision solutions	$8,976	$4,658

Medical and fluid solutions	10,761	1,479

Advanced technology solutions	5,895	14,304

Corporate	13,360	13,874

Total adjustments	$38,992	$34,315

DEPRECIATION & AMORTIZATION

Industrial precision solutions	$56,856	$33,228

Medical and fluid solutions	58,061	54,988

Advanced technology solutions	13,433	15,185

Corporate	7,825	8,497

Total depreciation & amortization	$136,175	$111,898

EBITDA (NON-GAAP) (2)

Industrial precision solutions	$536,391	$498,775

Medical and fluid solutions	256,553	245,834

Advanced technology solutions	113,559	131,151

Corporate	(57,335)	(56,786)

Total EBITDA	$849,168	$818,974

(1)	Represents severance as well as fees and non-cash inventory charges associated with acquisitions.

(2)

EBITDA is a non-GAAP measure used by management to evaluate the Company’s ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

100  |  Nordson Corporation – 2025 Proxy Statement

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(Dollars in thousands)

	Twelve Months Ended

	October 31, 2024	October 31, 2023

Cash flows from operating activities:

Net Income	$467,284	$487,493

Depreciation and amortization	136,175	111,898

Other non-cash items	5,883	16,105

Changes in operating assets and liabilities and other	(53,149)	25,786

Net cash provided by operating activities	556,193	641,282

Cash flows from investing activities:

Additions to property, plant and equipment	(64,410)	(34,583)

Acquisitions of businesses, net of cash acquired	(789,996)	(1,422,780)

Other — net	10,008	20,484

Net cash used in investing activities	(844,398)	(1,436,879)

Cash flows from financing activities:

Issuance (repayment) of long-term debt	464,353	976,043

Repayment of finance lease obligations	(6,148)	(6,840)

Dividends paid	(161,438)	(150,356)

Issuance of common shares	31,067	21,373

Purchase of treasury shares	(33,339)	(89,708)

Net cash provided by financing activities	294,495	750,512

Effect of exchange rate change on cash	(6,017)	(2,693)

Net change in cash and cash equivalents	273	(47,778)

Cash and cash equivalents:

Beginning of period	115,679	163,457

End of period	$115,952	$115,679

YOUR VOTE IS VERY IMPORTANT, SO PLEASE VOTE.

Promptly return your proxy/voting instruction card or vote via telephone or the internet,

which will help to reduce the cost of this solicitation.

The Notice of Internet Availability of Proxy Materials or, if requested, the Proxy Statement and the enclosed proxy/voting instruction card are first being mailed to shareholders of record on or about January 17, 2025. Nordson’s executive offices are located at 28601 Clemens Road, Westlake, Ohio 44145, telephone number (440) 892-1580.

Nordson Corporation – 2025 Proxy Statement  |  101

YOUR VOTE IS IMPORTANT.

Please vote your proxy according to the instructions on the proxy/voting instruction card.

Nordson Corporation
28601 Clemens Road
Westlake, Ohio 44145-4551 USA

+1.440.892.1580
nordson.com
Nasdaq: NDSN

P.O. BOX 8016, CARY, NC 27512-9903	Scan QR for digital voting

Nordson Corporation	Internet:
www.proxypush.com/NDSN
Annual Meeting of Shareholders	• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote

For Shareholders of record as of January 3, 2025

Tuesday, March 4, 2025 9:00 AM, Eastern Time

Annual Meeting to be held via a live audio webcast on the Internet - please visit

www.proxydocs.com/NDSN for more details.

Phone:
1-866-868-2638
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Eastern Time, March 4, 2025.	Mail:
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/NDSN

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Sundaram Nagarajan and Jennifer L. McDonough (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Nordson Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by February 28, 2025 at 11:59 pm ET, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Nordson Corporation Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

    FOR ON PROPOSALS 1, 2 AND 3

BOARD OF
DIRECTORS
	PROPOSAL		YOUR VOTE		RECOMMENDS
1.	To elect as director four nominees named in this Proxy Statement and recommended by the Board of Directors;				FOR
	1.01 Annette K. Clayton	FOR ☐	WITHHOLD ☐

	1.02 John A. DeFord	☐	☐		FOR

	1.03 Jennifer A. Parmentier	☐	☐		FOR

	1.04 Victor L. Richey, Jr.	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025;	☐	☐	☐	FOR

3.	To approve, on an advisory basis, the compensation of our named executive officers;	☐	☐	☐	FOR

4.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement.

You must register to attend the meeting online and/or participate at www.proxydocs.com/NDSN

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date